Exhibit 10.14

LEAD SKY ENTERPRISES LIMITED

Landlord

- and -

COGENCY TECHNOLOGY INCORPORATED

Tenant

OFFICE LEASE

1. DATE OF LEASE:	March 17, 1998

2. LEASED PREMISES:	Suite 580 - approximately Four Thousand, Seven Hundred and Thirty (4,730) Square Feet

3. PROPERTY:	144 - 146 Front Street West, Toronto

-i-

SCHEDULES

“A”	–	FLOOR PLAN
“B”	–	RULES AND REGULATIONS

THIS LEASE made the 17th day of March, 1998

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT (ONTARIO) BETWEEN:

LEAD SKY ENTERPRISES LIMITED

(herein called the “Landlord”)

OF THE FIRST PART

- and -

COGENCY TECHNOLOGY INCORPORATED

(herein called the “Tenant”)

OF THE SECOND PART

WHEREAS the Landlord and the Tenant have agreed to enter into this Lease. NOW THEREFORE THIS INDENTURE WTTNESSETH that in consideration of the rents, covenants, obligations and agreements hereinafter reserved and contained.

ARTICLE I

DEFINITIONS

Section 1.1. Meaning of Certain Terms. In this Lease and in the schedules and appendices to this Lease:

(a) “Additional Rent” means the rental referred to in Section 3.2.

(b) “Architect’s Certificate” means the certificate of an architect appointed by the Landlord.

(c) “Base Rent” means the rental referred to in Section 3.1.

(d) “Building” means the lands and premises municipally known as 144-146 Front Street West, Toronto, Ontario together with all buildings, structures, improvements, fixtures, sprinklers, elevators, heating, ventilating, air- conditioning and mechanical and electrical equipment and machinery, and water, gas, sewage, telephone and other communication facilities and electrical power services and utilities comprised therein, belonging thereto, connected therewith or used in the operation thereof, and now or hereafter constructed, erected and installed therein and thereon, but excludes all Leasehold Improvements made, constructed, erected or insulted therein by or on behalf of any tenant of premises therein.

(e) “Rights in Common” means rights of tenants in the Building to Service Areas and Leasable Service Areas (as hereinafter defined) located at 144-144 Front Street West.

(f) “Commencement Date” means the date set out in Section 2.2 for the beginning of the Term.

(g) “Leasable Service Areas” means passenger and service elevator lobbies (other than those on the ground floor and those exclusively for a Tenant’s use); corridors, washroom; rooms and closets for electrical, telephone, janitor, service and maintenance facilities; and the walls enclosing the same.

(h) “Leased Premises” means the premises comprising a leasable area of approximately Four Thousand, Two Hundred and Nine (4,209) square feet, and a gross leasable area of approximately Four Thousand, Seven Hundred and Thirty (4,730) square feet, outlined in red on Schedule “A” located in the Building and being Suite #580, part of the Fifth (5th ) Floor, and includes all Leasehold Improvements and all water, gas, sewage, telephone and other communication facilities comprised therein for the exclusive use thereof, reserving unto the Landlord the right to make reasonable variations in the area, form and siting of the Leased Premises, and the right to relocate on comparable floor or floors prior to the commencement date with the consent of the Tenant, such consent not to be unreasonably withheld.

(i) “Leasehold Improvements” means all fixtures, improvements, installations, alterations and additions from time to time made, constructed, erected or installed in or to the Leased Premises, including all interior partitions however affixed and all rugs, carpeting and floor coverings attached in any way to the Leased Premises, but excludes movable trade fixtures, movable partitions, and furniture and equipment not affixed to the Leased Premises.

(j) “Mortgage” includes a mortgage, pledge, charge, hypothec, encumbrance or financing agreement and “mortgagee” includes the holder of such mortgage.

(k) “Normal Business Hours” means the hours from 8:00 a.m. to 6:00 p.m. on each day, other than a statutory holiday, from Monday to Friday inclusive in each week, or such extended hours as the Landlord may reasonably determine from time to time,

(l) “Rent” includes all amounts payable by the Tenant under this Lease.

(m) “Service Areas” means all facilities and utilities (other than Leasable Service Areas) from time to lime furnished or designated by the Landlord (as the same from time to time may be altered reconstructed or expanded) in connection with the Building for the use or benefit in common, in such manner as the Landlord may permit, of occupants of premises in the Building and all others entitled thereto and now or hereafter developed by the Landlord including, without limiting the generality of the foregoing, heating ventilating air-conditioning, mechanical and service equipment, areas and rooms: driveways entrances and exits passageways, entrance lobbies, elevator lobbies on the ground floor, sidewalks, balconies, terrace, malls, courtyard, ramps to parking areas, landscaped areas, stairways, elevators (other than those stairways and elevators exclusively for a tenant’s use), shafts, flues, vertical ducts, garbage facilities, and receiving and shipping facilities including ramps and access thereto; and the walls enclosing the same.

(n) “Stipulated Rate of Interest” means that rate or interest at the time such interest falls doc under this Lease which is equal to the lowest rate then charged by any chartered Canadian bank with which the Landlord is doing business, for commercial demand loan, plus 3% per annum.

(o) “Taxes” means all taxes, local improvement rates, levies, rates, duties, assessments and charges from time to time imposed against real property, buildings, structures and improvements by municipal or other governmental authorities having jurisdiction and all taxes, liens, rates, duties, assessments and charges which may at any lime be substituted therefore or replace the same or is supplemental thereto but excludes:

(i) business taxes,

(ii) the amount by which separate school taxes exceed the amount which would have been payable for school taxes if no assessment had been made for the support of separate schools, and

(iii) any tax separately imposed as provided for in Section 4.2(a) or allocated as provided in Section 9.3 in respect of Leasehold Improvements in the Building.

(p) “Tenant’s Proportionate Share” means a fraction, the numerator of which is the total gross leasable area of the Leased Premises and the denominator or which is the total gross leasable area or the Building,

(q) “Term” means the term of this Lease.

Section 1.2. Calculation of Area. Wherever in this Lease reference is made to the size of any area or areas or the leasable area or gross leasable area of any premise, or the amount or any payment is required to be determined in reference to the size of any areas or areas, the calculation of the size of any such area or areas shall be made as follows:

(a) the leasable area of premises or a part of any premises comprising a single tenancy floor on the second (2nd) and higher floors shall be computed by measuring to the inside finish of the permanent outer walls of the Building and shall include all area within the permanent outer walls of the Building without deduction for columns, or projections necessary to the Building but deducting the area occupied by Service Areas which are located within said premises,

(b) the leasable area of premises or a part of any premises on the basement and the ground floor and on a multiple tenancy floor on the second (2nd) and higher floors shall be computed by measuring:

(i) to the inside finish of the permanent outer walls of the Building,

(ii) to the surface interior to the premise, being measured of interior walls separating such premise, from Service Areas and Leasable Service Areas, and

(iii) to the centre line of interior walls separating such premise, from adjoining premises, without deduction for columns, and projections necessary to the Building.

(c) the gross leasable area of premises or a part of any premises comprising a single tenancy floor on the fifth (5th) floor shall be the leasable area thereof,

(d) the gross leasable area of premises or a part of any premises comprising a single tenancy floor on the second (2nd) through to and including the seventh (7th) floors, shall be the leasable area thereof,

(e) the gross leasable area of premises or a part of any premises on a multiple tenancy floor on the second (2nd) and higher floors shall be the aggregate of:

(i) the leasable area of such premises; and

(ii) the pro-rata share of Leasable Service Areas applicable to such floor.

(f) the gross leasable area of premises on the ground floor and basement shall be the leasable area thereof,

(g) the gross leasable area of the Building shall be the aggregate of the gross leasable area or all premises in the Building.

Wherever the permanent outer wall of the Building measured vertically from finished floor to the underside of the finished ceiling at such outer wall is more than 50% glass or other material of similar viewing properties, the inside finish of such outer wall shall be considered to be the inside surface of the glass or other material. Where any wall, door or window of any premises is recessed from the demising line of such premises the area of such recess shall for all purposes be a part of such premises and included in the leasable area of such premises.

Section 1.3. Architect’s Certificate Conclusive. An Architect’s Certificate as to the size of any area or areas, the leasable area of any premises, the gross leasable area of any premises, the extent of any injury, the portion of the Leased Premises capable of being used for the purpose for which they are leased, the period within which any injury may be repaired, or the date on which any repairs have been completed, shall be conclusive and binding on the parties.

Section 1.4. When Services Are Not Provided. When and if any service (such as janitorial service) which is normally provided by the Landlord to tenants of the Building in their premises:

(a) is not provided by Landlord in the Leased Premises under the specific terms of this Lease, in determining Operating Costs for the Tenant hereunder, the cost of such service (except as it relates to Leasable Service Areas and Service Areas) shall be excluded; and

(b) is not provided by Landlord in a significant portion of the Building, in determining Operating Costs for the Tenant hereunder, the cost of such service shall be divided by the difference between the square feet in the Building and the number of square feet (determined on the basis set out in Section 1.2) in the Building in which Landlord does not provide such service.

ARTICLE II

LEASE OF PREMISES

Section 2.1. Leased Premises. The Landlord hereby leases the Leased Premises to the Tenant and the Tenant herby leases the Leased Premises from the Landlord for the Term, at the Rent, subject to the conditions and in accordance with the covenants, obligations and agreements contained in this Lease.

Section 2.2. Term. TO HAVE AND TO HOLD the Leased Premises for and during the period of Five (5) years beginning on 1st day of May, 1998 (the “Commencement Date”) and from henceforth ensuing and fully to be completed and ended on the 30th day of April, 2003 (the “Term”).

Section 2.3. Condition of Leased Premises. The Tenant accepts the Leased Premises in an as-is condition; “as-is” condition being the condition of the Leased Premises upon completion by the Landlord of the work set out in Section 9 of an offer to lease made between the Landlord and the Tenant and accepted by the Landlord on the 5th day of March, 1998 (the “Agreement”). The Tenant acknowledges that any additional work required by the Tenant with respect to the leasehold Improvements for the Leased Premises shall be at the Tenant’s sole expense and in accordance with plans and specifications which have first been approved by the Landlord, such approval not to be unreasonably withheld.

Section 2.4. Occupancy Prior to Commencement Date. Provided this Lease has been executed by the Tenant in a form satisfactory to the Landlord, the Tenant shall have access to the Leased Premises, whether exclusively or in common with the Landlord, for the purpose of making leasehold improvements in or to the Leased Premises (the “Tenant Improvement Work”) and preparing the Leased Premises for occupancy prior to the Commencement Date. Upon completion of the Tenant Improvement Work, the Tenant shall provide to the Landlord evidence substantiating the total costs incurred by the Tenant with respect to completion of its leasehold improvements (the “Tenant Improvement Costs”), in order that the Landlord may determine the amount of compensation due to the Tenant in the event the Landlord exercises its right pursuant to Section 6.11 hereof. During any period the Tenant is in possession of the Leased Premises prior to the Commencement Date, the Tenant shall be bound by all terms and conditions of this Lease, save and except for the payment of Base Rent and its Proportionate Share of Operating Costs and Taxes.

Section 2.5. Delay in Occupancy. If for any reason, other than delays caused by the Tenant or failure of the Tenant to complete its work, the Leased Premises are not completed and ready for occupancy on the Commencement Date, Rent shall abate until the Leased Premises are completed and ready for occupancy and such abatement of Rent shall be in full settlement of all claims which the Tenant might otherwise have by reason of the delay.

Section 2.6. Tenant to Take Possession. The Tenant shall execute this Lease and take possession of the Leased Premises and occupy the Leased Premises for business not later than the Commencement Date and if the Tenant fails to do so, the Landlord in any of such events and in addition to any and all other remedies available to it shall have the right at its option to terminate this Lease without notice to the Tenant and to recover from the Tenant the cost of all work done by the Landlord on the Tenant’s behalf.

ARTICLE III

RENT

Section 3.1. Base Rent. From and after the Commencement Date, the Tenant shall pay to the Landlord in lawful money of Canada, without any deduction, abatement or setoff whatsoever, an annual Base Rent for the Leased Premises of TWENTY-EIGHT THOUSAND, THREE HUNDRED AND EIGHTY DOLLARS ($28,380.00), being TWO THOUSAND, THREE HUNDRED AND SIXTY-FIVE DOLLARS ($2,365.00) per square foot of the gross leasable area of the Leased Premises being 4,130 square feet, payable in equal consecutive monthly instalments of SIX DOLLARS ($6.00) on the first day of each and every month throughout the Term.

Section 3.1.1 Advance Rent. The Landlord acknowledges the receipt of FOURTEEN THOUSAND, TWO HUNDRED AND TWENTY-NINE DOLLARS AND FORTY-TWO CENTS ($14,229.42), to be applied towards payment of the first and last month’s Rent and applicable GST payable under this Lease.

Section 3.2. Additional Rent. From and after the Commencement Date, the Tenant shall pay to the Landlord in lawful money of Canada, without any deduction, abatement or setoff whatsoever and without duplication. Additional Rent for the Leased Premises equal to the aggregate of the following amounts:

(a) the amount of Taxes imposed in respect of the Leased Premises provided that if a separate assessment is issued or allocated in respect of the Leased Premises but not a separate tax bill, then the amount of the Taxes payable by the Tenant shall be equal to the amount obtained by multiplying such assessment by the applicable commercial mill rate; plus the Tenant’s Proportionate Share of Taxes imposed in respect of the Service Areas and Leasable Service Areas, if separately assessed.

(b) the Tenant’s Proportionate Share of the operating costs of the Building and Rights in Common. For the purpose of this Lease, “Operating Costs” means the aggregate of all costs and expenses actually incurred or accrued by the Landlord or by others on behalf of the Landlord in connection with the management, supervision, administration, operation, cleaning, maintenance, repair, replacement and insurance of the Building. By way of example and without limiting the generality of the foregoing, Operating Costs shall include the costs of all repairs required in the maintenance of the Building and Rights in Common, heating costs and the cost of steam for heating or other purposes, elevator maintenance costs, equipment rental (fixed or otherwise), the costs of providing hot and cold water, the costs of electricity not otherwise chargeable to any tenant or tenants of the Building, the costs of air-conditioning, window cleaning, snow removal, landscaping, uniforms and security, all fire, casualty, liability and other insurance costs, telephone and other utility costs, the amounts paid under service contracts with independent contractors, all salaries, wages and other remuneration and the cost of benefits paid to employees of the Landlord engaged in operating and maintaining the Building and Rights in Common, sums equal to the annual amounts required to fully amortize on a straight line basis over its useful life, equipment, fixed or otherwise, paid for by the Landlord and used to provide services to the Building and Rights in Common, legal appraisal and accounting fees incurred for the purpose of attempting to reduce Taxes and the various costs referred to in this subsection, business taxes assessed against the Landlord with respect to the Building, that portion of the capital or place of business tax payable by the Landlord and attributable to the Building and Rights in Common, and all other expenses paid or payable by the Landlord in connection with the management and operation of the Building and Rights in Common but excluding Taxes, taxes on income, capital expenditures (save for the annual amortization amounts with respect to equipments fixed or otherwise, paid for by the Landlord and used to provide services to the tenants of the Building), any provisions for depreciation on or in respect of the Building, interest on debt or capital retirement of debt, any amounts directly chargeable by the Landlord to any tenant or tenants of the Building, any costs incurred by the Landlord relating to the leasing of space or premises in the Building (including leasing commissions), and the cost of repairs to the extent of insurance proceeds received by the Landlord from claims made with respect to the items so repaired. If in any year during the Term the Building is not fully leased or occupied, Operating Costs for such year shall be adjusted to reflect the amount which would have been payable if the Building had been fully leased and occupied during such year. The Tenant acknowledges that certain services, facilities and utilities are available for the joint use of the Building, and the lands and building municipally known as 144 Front Street West, located immediately to the east of the Building, and that in determining the costs and expenses to be included in Operating Costs, the Landlord, acting reasonably and equitably, shall make an allocation or allocations of such costs and expenses which the Landlord determines is attributable to the Building.

The Landlord estimates the Tenant’s Additional Rent as set out in subsections (a) and (b) of this section and the cost of hydro consumption in the Leased Premises for the 1998 calendar year to be approximately TWELVE -DOLLARS AND FIVE CENTS ($12.05) per square foot of gross leasable area, which estimate is subject to escalations. The Tenant acknowledges that the Landlord is making no representation or warranty with respect to the property taxes for the 1998 calendar year.

Section 3.3. Payment of Annual Base Rent. The annual Base Rent shall be paid in monthly instalments in advance. The Base Rent for the portion of the Term beginning on the Commencement Date to and including the last day of the month in which the Commencement Date occurs shall be pro-rated and paid in advance on the Commencement Date and thereafter a monthly instalment of Base Rent shall fall due and be paid in advance on the first day of each and every month throughout the Term.

Section 3.4. Payment of Additional Rent. The Additional Rent shall be payable to the Landlord upon demand therefor or at the option of the Landlord shall be payable in monthly instalments in advance on the dates and at the times for payment of Base Rent provided for in this Lease. The Landlord shall deliver to the Tenant, not less frequently than annually, a statement showing in reasonable detail the information relevant and necessary to the calculation of the amount of Additional Rent, in the case of the first such statement for the period from the date from which Rent commences to accrue under this Lease and in the case of each such subsequent statement from the date to which the immediately preceding statement was made up.

If Additional Rent is payable by monthly instalments, then until the first statement of Additional Rent has been delivered, the Additional Rent shall be based upon the reasonable estimate of the Landlord and thereafter, the Additional Rent shall be the amount stipulated as such in the most recent prior statement of Additional Rent delivered to the Tenant by the Landlord, adjusted to an annual basis if necessary. If the aggregate of the monthly instalments, if any, paid by the Tenant in respect of the period to which any settlement of Additional Rent relates is less than the amount shown by such statement to be payable by the Tenant, the Tenant shall forthwith pay the amount of the deficiency to the Landlord. If the aggregate of the monthly instalments, if any, paid by the Tenant in respect of the period to which such statement of Additional Rent relates exceeds the amount shown by such statement to be payable by the Tenant, the amount of such excess shall be applied pro tanto in satisfaction of the next ensuing instalments of Rent or paid to the Tenant at the expiry or sooner termination or the Lease.

Section 3.5. Charges for Utilities. From and after the Commencement Date, the Tenant shall pay to the Landlord upon demand therefor:

(a) all rates and charges for chilled water, water, gas and electric power services and utilities supplied to the Leased Premises as determined by the Landlord on a consistent basis for all tenants of all premises in the Building, and

(b) a reasonable amount for the cleaning, maintaining and servicing of the electric lighting fixtures in the Leased Premises including the replacement of electric light bulbs, tubes, starters and ballasts.

Such cleaning, maintaining, servicing and replacement shall be within the exclusive right of the Landlord.

Section 3.6. Rent in Arrears. All Rent in arrears shall bear interest at the Stipulated Rate of Interest from the date on which the same became due until the date of payment thereof.

ARTICLE IV

TENANT’S COVENANTS

Section 4.1. Tenant to Pay Rent. The Tenant covenants to pay Rent.

Section 4.2. Tenant to Pay Certain Taxes. The Tenant shall pay and discharge on or before the date when the same or the installments for the same become due provided that a request therefor and/or a statement thereof have been provided to the Tenant by the Landlord or the taxing authority:

(a) all taxes, levied, rated, charged or assessed in respect of the Leasehold Improvements and all movable trade fixtures and furniture and equipment in or on the Leased Premises, and

(b) every tax, rate, duty, assessment and license fee in respect of any and every business conducted on or from the Leased Premises and of the use or occupancy of the Leased Premises by the Tenant including, without limitation, all business taxes, rates and licenses.

Section 4.3. Separate School Taxes. If the Leased Premises are assessed in whole or in part for the support of separate schools the Tenant shall pay and discharge as Rent on or before the date when the same or the instalments for the same become due the amount by which Taxes for the Building so payable exceed those which would have been payable except for such assessment for the support of separate schools.

Section 4.4. Use of Leased Premises. The Tenant shall use the Leased Premises only for general office purposes in connection with the trade or business carried on by the Tenant on the Commencement Date.

Section 4.5. Prohibited Uses of Leased Premises. The Leased Premises shall not be used in any manner which obstructs any part of the Service Areas or Leasable Service Areas or for any purpose except that permitted by Section 4.4. The Tenant shall not use or permit any part of the Leased Premises to be used in any manner which interferes with or intrudes upon the use and enjoyment of the Building or the Rights in Common by any other tenant or which in the opinion of the Landlord, acting reasonably, is inconsistent with the general character of the Building.

Section 4.6. No Waste. The Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or do or suffer any act or thing which may disturb the quiet enjoyment of any other tenant or which may result in a nuisance.

Section 4.7. Signs. The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the exterior of the Leased Premises or so as to be visible from the exterior of the Leased Premises. The Tenant shall adhere to the uniform pattern of identification signs for tenants to be placed on the outside of the doors leading into the premises of tenants of part floors.

The Landlord acknowledges and agrees that it shall, at its expense, add the Tenant’s corporate name to all present and planned internal directory board(s) and panels used for displaying the Building tenants’ roster and suite numbers.

Section 4.8. Obligation to Repair. The Tenant covenants that from and after the Commencement Date:

(a) the Tenant shall maintain and repair the Leased Premises (except the Tenant shall not make repairs for which the Landlord is responsible under this Lease); provided that the Tenant shall pay to the Landlord the cost of replacement with as good a quality and size of any glass broken or cracked on the Leased Premises,

(b) at any time in cases of emergency and upon reasonable notice during Normal Business Hours, the Landlord may enter and view the state of repair, and

(c) the Tenant shall repair the Leased Premises according to notice in writing.

Section 4.9. Exceptions to Tenant’s Obligation to Repair. The obligations of the Tenant under Section 4.8 shall be subject to the following exceptions:

(a) reasonable wear and tear which does not affect the proper use and enjoyment of the Leased Premises in accordance with this Lease,

(b) injury caused by fire, lightning, tempest or other casualty for which the Landlord is indemnified under any policy of insurance unless caused by the act, default or negligence of the Tenant or those for whom the Tenant is in law responsible.

(c) injury to the Leased Premises caused by or resulting from structural defects or weakness, and

(d) injury caused by or resulting from the negligence of the Landlord, its officers, servants, agents or employees.

Section 4.10. Compliance by Tenant with Statutes, Orders, etc. Except for matters which are prior to the Commencement Date and/or are the responsibility of the Landlord under this Lease, the Tenant at its expense shall comply with and conform to the requirements of every applicable lawful statute, law, by-law, ordinance, regulation and order and with every reasonable regulation and order of the Insurers’

Advisory Organization of Canada or of any body having similar functions, or of any liability or fire insurance company by which the Tenant or the Landlord may be insured affecting the operation, condition, maintenance, use or occupation of the Leased Premises and the making of any alteration or addition therein or thereto whether or not such alteration or addition be required on account of any particular use to which the Leased Premises may be put and whether or not such requirement, regulation or order be of a kind now existing or within the contemplation of the parties.

Section 4.11. Notice of Defects or Damage. The Tenant shall promptly notify the Landlord of any defect or deficiency in, malfunction of, or damage to the Leased Premises or any equipment, service or utility therein of which the Tenant becomes aware at any time during the Term.

Section 4.12. Tenant’s Insurance. From and after the Commencement Date the Tenant, in the names of the Tenant, the Landlord and every mortgagee of the Leased Premises, shall take out and maintain with respect to the Leased Premises and the Tenant’s use and occupation thereof and furnish to the Landlord certificates of a policy or policies (containing deductible clauses) of an insurance company or companies reasonably acceptable to the Landlord and such mortgagees of:

(a) insurance against loss by fire and those additional perils contained in the “extended perils” endorsement of such insurance company or companies usual from time to time for similar risks, and such other insurable hazards as the Landlord may from time to time reasonably request, on a replacement cost basis in an amount sufficient to cover the cost of replacement of all Leasehold Improvements made, constructed, erected or installed in or to the Leased Premises, and

(b) legal liability for bodily injury or death and property damage resulting from each occurrence up to such limits as the Landlord may from time to time reasonably request, but in any event not less than $3,000,000.00 all-inclusive.

The proceeds of every policy of insurance maintained under Section 4.12(a) shall be applied to repair the injury with respect to which such proceeds are payable.

Section 4.13. Increase in Insurance Premiums. The Tenant shall pay to the Landlord forthwith on demand therefor any amount by which the basic premium of insurance paid by the Landlord is increased by reason of any particular use or occupation of the Leased Premises or by reason of any provision of this Lease.

Section 4.14. Indemnity by Tenant. The Tenant shall indemnify and save harmless the Landlord from any and all liabilities, damages, costs, claims, suits or actions resulting from:

(a) any breach, violation or non-performance of any covenant, obligation or agreement of the Tenant under this Lease,

(b) any damage to property however occasioned by the Tenant, its officers, agent, servants, employees, contractors, customers, invitees or licensees and any injury to any person or persons, including death resulting at any time therefrom, occurring in or on the Leased Premises or the Building or the Rights in Common or any part thereof arising from or occasioned by any cause whatever, except where such damage or injury is due to the act, default or negligence of the Landlord, its officers, agents, servants, employees or contractors, not under the direction or supervision of the Tenant, and

(c) any contract, lien, privilege, mortgage, charge or encumbrance on the Building arising from or occasioned by the act, default or negligence of the Tenant, its officers, agents, servants, employees, contractors, customers, invitees or licensees.

and such indemnification shall survive the termination of this Lease, anything in this Lease to the contrary notwithstanding.

Section 4.15. Surrender of Leased Premises. At the expiration or earlier termination of the Term the Tenant shall peaceably surrender and yield up to the Landlord the Leased Premises and all Leasehold Improvements made, constructed, erected or installed in the Leased Premises in good and substantial repair and condition in accordance with its covenants to maintain and repair the Leased Premises. On the expiration of the Term all Leasehold Improvements made, constructed, erected or installed in the Leased Premises shall be deemed to have become the property of the Landlord.

Section 4.16. Removal of Tenant’s Property. At any time within thirty (30) days prior to the expiration of the Term the Tenant, if not in default under this Lease, may, remove from the Leased Premises all its movable trade fixtures and furniture and equipment (other than rugs, carpeting and floor coverings attached in any way to the Leased Premises) not affixed to the Leased Premises but the Tenant shall repair any damage to the Leased Premises and the Building which may be occasioned by such removal. On the expiration of the Term all such moveable trade fixtures and furniture and equipment not so removed shall be deemed to have become the property of the Landlord.

Notwithstanding anything to the contrary contained in this Lease, the Tenant shall not be responsible for the removal of any of the leasehold improvements in the Leased Premises or the restoration of the Leased Premises to a base building condition at the expiry or sooner termination of this Lease.

Section 4.17. Exhibit Leased Premises. At any time during the Term, the Landlord may exhibit the Leased Premises to prospective purchasers or mortgagees of the Building and during the six (6) months prior to the expiration of the Term, the Landlord may exhibit the Leased Premises to prospective tenants.

Section 4.18. Assignment and Subletting. The Tenant shall not assign this Lease nor sublet the whole or any part of the Leased Premises except with the prior written consent of the Landlord, which consent shall not be unreasonably withheld; provided that:

(a) the Tenant shall deliver to the Landlord its written request to such assignment or sublease together with a copy of the proposed assignment or sublease and shall provide the Landlord with such information as the Landlord may reasonably require with respect to the business and financial responsibility and standing of the proposed assignee or subtenant, and

(b) within fourteen (14) days after the receipt by the Landlord of such request and information, the Landlord, by notice in writing to the Tenant, if the request was to assign this Lease or to sublet the whole of the Leased Premises, may terminate this Lease or, if the request was to sublet a portion of the Leased Premises, may terminate this Lease with respect to such portion. Such termination shall be effective on a date named in such notice which shall be the last day of a month not less than thirty (30) days nor more than one hundred and twenty (120) days following the delivery of such notice. Upon such termination of this Lease as to a portion of the Leased Premises the Tenant shall peaceably surrender and yield up to the Landlord such portion of the Leased Premises in accordance with the provisions of this Lease relating to the surrender of the Leased Premises at the expiration or the Term and thereafter the Rent shall be adjusted accordingly.

Notwithstanding to the foregoing, if the Landlord elects to terminate this Lease in accordance with the provisions of this subsection 4.18 (b), the Tenant shall have the right, to be exercised by written notice to the Landlord within two (2) days after receipt or the Landlord’s notice, to withdraw the request for consent, in which case the Tenant shall not proceed with such assignment or subletting. The Landlord’s notice shall be null and void and this Lease shall continue in full force and effect.

The Tenant shall not grant any concession or enter into any licence or franchise to use the Leased Premises or any part thereof.

If the Tenant is an incorporated company, any change in the effective voting or other control of the company shall be deemed for the purposes hereof, to be an assignment of this Lease.

All of the Landlord’s legal fees or documentation fees, or both, necessary to the Landlord’s consent or lack of consent shall be borne by the Tenant. In the event of such assignment or subletting, the Tenant agrees to pay to the Landlord the Landlord’s then current charge.

Section 4.19. Effect of Assignments, Etc. No assignment, or other disposition by the Tenant of this Lease or of any interest under this Lease, shall relieve the Tenant from the performance of its covenants, obligations or agreements under this Lease. Such assignment or other disposition shall render null and void at the time of such assignment or other disposition any options or rights to renew this Lease, options or rights to additional space and options or rights to car parking spaces unless the Landlord shall have otherwise agreed in writing.

Section 4.20. Keep Tidy. At the end of each business day the Tenant shall leave the Leased Premises in a reasonably tidy condition for the purpose of the performance of the Landlord’s cleaning services hereinafter referred to.

ARTICLE V

LANDLORD’S COVENANTS

Section 5.1. Quiet Enjoyment. The Landlord covenants with the Tenant for quiet enjoyment.

Section 5.2. Repair. The Landlord shall keep or cause the Building and the Rights in Common, to be kept in good repair and in a clean, orderly and safe condition (both inside and outside).

Section 5.3. Heating, Air-Conditioning, Janitorial Service, Etc. The Landlord in the same manner and to the same extent as a prudent owner and operator of the Building shall:

(a) provide and maintain, at least to the extent from time to time required under all provisions of this Lease, suitable and adequate Service Areas and Leasable Service Areas for use during Normal Business Hours in the conduct of business in the Building by the Tenant and all others entitled thereto,

(b) provide and maintain passenger elevator service during Normal Business Hours.

(c) provide heating of the Leased Premises to an extent sufficient to maintain a reasonable temperature therein at all times during Normal Business Hours,

(d) provide air-conditioning of the Leased Premises during Normal Business Hours with the existing air-conditioning equipment (if any) for the Leased Premises,

(e) provide janitorial services for the Leased Premises and the Rights in Common and the Leasable Service Areas and Service Areas to an extent sufficient to maintain them in a reasonably clean condition and when reasonably necessary from time to time to cause the exterior windows of the Building to be washed.

(f) employ personnel necessary to operate and maintain the heating and air-conditioning systems of the Building and the Rights in Common and to supervise the Building during Normal Business Hours.

Section 5.4. Exceptions to Landlord’s Obligations. The obligations of the Landlord under Sections 5.2 and 5.3 shall be subject to the following exceptions:

(a) reasonable wear and tear which does not affect the proper use and enjoyment of the Building.

(b) repairs to, replacement or shampooing of carpeting (if any) in the Leased Premises,

(c) the obligations of the Tenant under Article IV.

(d) damage or injury resulting from any occurrence for which the Landlord is not required to maintain insurance under this Lease, and

(e) damage or injury caused by or resulting from any act, default or negligence of the Tenant, its officers, agents, servants, employees, contractors, invitees and licensees.

Section 5.5. Landlord’s Insurance. The Landlord shall take out and maintain or cause to be taken out and maintained with respect to the Building a policy or policies containing deductible clauses of any insurance company or companies of:

(a) insurance against destruction or damage by fire and those additional perils contained in the “extended perils” endorsement of such insurance company or companies usual from time to time for similar risks on a replacement cost basis excluding the replacement value of footings, foundations and pavements, and

(b) legal liability for bodily injury or death and property damage resulting from each occurrence up to such limits as the Landlord may from time to time reasonably determine but in any event not less than $3,000,000.00 all-inclusive.

Section 5.6. Building Taxes. Subject to Article IV, the Landlord shall pay or cause to be paid in the year in which same are due all Taxes levied, rated, charged or imposed against the Building.

ARTICLE VI

MUTUAL COVENANTS

Section 6.1. Entry by Landlord. The Landlord and its officers, agents, servants, employees and contractors shall be entitled at any time in cases of emergency or upon reasonable notice during Normal Business Hours to enter upon the Leased Premises for the purpose of making any repair in this Lease required or permitted to be made by the Landlord and for the purpose of making any repair which the Tenant fails to make according to notice in writing, or to do any work which the Landlord is required or permitted to do under this Lease.

Section 6.2. Maintenance of Services, etc. The Landlord shall have the right to use, install, maintain and repair pipes, wires, ducts and other installations in, under or through the walls, ceilings and floors of the Leased Premises for or in connection with the supply of any services or utilities to the Leased Premises or to any part of the Building or the Rights in Common and the right to do such work in the Leased Premises as the Landlord may deem necessary to preserve, improve or protect the Leased Premises or the Building.

Section 6.3. Suspension of Services. In order to make any repairs, alterations, improvements or additions in or relating to the Leased Premises or to any part of the Building or the Rights in Common, the Landlord, if such action is necessary, may interrupt or suspend the supply to the Leased Premises of any services or utilities until such repairs, alterations, improvements or additions shall be completed provided that such work shall be diligently proceeded with.

Section 6.4. Entry by Landlord Not to Interfere. The Landlord and its officers, agents, servants, employees and contractors in entering the Leased Premises or in making any repair or in doing any work shall not unreasonably or unnecessarily interfere with or disturb the conduct of the business of the Tenant.

Section 6.5. Entry in Absence of Tenant. If the Tenant or its representative shall not be personally present to open and permit an entry into the Leased Premises at any time when for any reason an entry therein shall be necessary or permissable under this Lease, the Landlord or the Landlord’s agent may enter the same by a master key, or may forcibly enter the same, without rendering the Landlord or such agent liable therefor, and without in any manner affecting the covenants, obligations and agreements of the Tenant under this Lease.

Section 6.6. Overholding. If at the expiration of the Term by lapse of time unless this Lease has been renewed in accordance with the provisions of Section 10.1 hereof, the Tenant shall hold over without the written content of the Landlord for any reason the tenancy of the Tenant thereafter shall be from month to month at a 100% increased monthly rent and shall, in the absence of written agreement to the contrary, be subject to all covenants, obligations and agreements provided for in this Lease, except as to duration and rights of renewal, if any.

Section 6.7. Limit of Landlord’s Liability. Except for matters arising from the negligence of the Landlord, its officers, agents, servants, employees or contractors, the Landlord shall not be liable or responsible in any way for, and the Tenant shall not be entitled to any abatement of Rent in respect of, any loss, damage or injury of any nature whatever that may be suffered or sustained to any persons or property, and in particular, without limiting the generality of the foregoing, the Landlord shall not be liable for any loss, damage or injury of any nature whatever to any person or persons or property:

(a) resulting from any defect in the Leased Premises or in the Building or the Rights in Common,

(b) resulting from the condition or arrangement or from the interruption or breakdown of any elevators, heating, ventilating, air-conditioning or mechanical, sprinkler or electrical equipment or machinery or of any water, gas, sewage, telephone or other communications facilities or electrical power services or utilities comprised in the Leased Premises or in the Building or the Rights in Common or belonging thereto, connected therewith or used in the operation thereof.

(c) by reason of the failure to supply adequate drainage,

(d) by reason of steam, smoke, water, rain, snow or other substances leaking, issuing, flowing or escaping into any part of the Leased Premises or,

(e) resulting from anything done or omitted to be done by the Landlord, its servants, employees, agents, contractors, customers, invitees or licensees, by other occupants of the Building, or by persons in the Leased Premises or the Building, by occupants of adjacent property or by the public.

nor shall the same constitute an eviction.

Section 6.8. Landlord’s Alterations. The Landlord at any time and from time to time may make alterations or additions to, and construct additional stories on the Building, and may build adjoining the same. No such alterations, addition or construction shall unreasonably interfere with access to the Leased Premises.

Section 6.9. Tenant’s Alterations. The Tenant shall not make any alteration, repair, addition or improvement to the Leased Premises nor make, construct, erect or install any Leasehold Improvements in or to the Leased Premises, except with the prior written approval of the Landlord, such approval not to be unreasonably withheld, and in accordance with the procedures and provisions set out in this section. Before beginning any such work the Tenant shall deliver to the Landlord sufficient copies of its plans and specifications therefor and such other information as the Landlord may reasonably require with respect thereto. The Landlord may require revisions to such plans and specifications and payment of the cost to the Landlord of having its architects approve such plans and specifications as conditions of its approval for such work. Such approval shall not release the Tenant from its obligation to obtain a building permit if one is necessary. All such work shall be done by Tenant:

(a) in accordance with the applicable requirements of all regulatory authorities having jurisdiction with respect thereto,

(b) as expeditiously as possible in a good and workmanlike manner and with first-class new materials,

(c) in compliance with such reasonable rules and regulations as the Landlord or its agents or contractors may make,

(d) in such manner as will not interfere unreasonably with the work being done by the Landlord upon the Leased Premises or any other portion of the Building,

(e) subject to the reasonable supervision of the Landlord or its agents or contractors and the payment of a reasonable fee in connection with such supervision,

(f) only by contractors approved by the Landlord; provided that the Landlord may at its option require any mechanical or electrical work be done by the Landlord’s contractor,

(g) only by persons whose labour union affiliations are acceptable to the unions of which the employees of the Landlord, its contractors or subcontractors are members, and

(h) at the risk of the Tenant.

Any such work which is not done in accordance with the plans, specifications, information and revisions delivered to and approved by the Landlord or is not otherwise in accordance with the requirements of this section, and which has not been removed or corrected forthwith after demand, may be removed or corrected by the Landlord at the expense of the Tenant. The Tenant shall also pay to the Landlord with respect to such work, the reasonable cost to the Landlord of all utilities supplied to the Leased Premises with respect to such work and any special or additional services provided to the Tenant during the conduct of such work, including special supervision, the cost of any necessary cutting or patching of or repairing any injury to the Building or to 144 Front Street West, or the Leased Premises, any cost to the Landlord of removing refuse or materials and of cleaning as a result of such work, any cost to the Landlord of changes required by the Tenant for the use of the Leased Premises, and all other costs incurred for the accommodation of such work (including delays caused by the conduct of such work) and any other cost of the Landlord which can reasonably be allocated as a direct expense relating to the conduct of such work. Such costs of the Landlord shall be paid to the Landlord by the Tenant as they are incurred by the Landlord and invoiced to the Tenant. Any such invoices may be based upon the Landlord’s reasonable estimate of any cost wherever such cost cannot be exactly determined from information then available to the Landlord.

Section 6.9.1 Tenant to Discharge all Liens

(a) The Tenant will not allow or cause any construction or other liens or encumbrances in respect of materials supplied or work done or to be done by or on behalf of the Tenant to be registered against or otherwise affect the Building, the Lands, the Leased Premises or any part thereof or the Landlord’s or Tenant’s interest in the Leased Premises.

(b) If a lien or other encumbrance is registered against or otherwise affects the Building or the Leased Premises or the Landlord’s or Tenant’s interest therein, and the Tenant fails to discharge or cause any such lien or encumbrance to be discharged or vacated within five (5) days after it is filed or registered, then the Landlord may, in addition to its other rights and remedies, discharge the lien or encumbrance or have it vacated by paying the amount claimed into court or directly to the lien claimant and the Tenant will pay to the Landlord, upon demand, all costs (including the amount so paid and any legal costs and expenses) plus interest at an annual rate of three (3) percentage points above the Stipulated Rate of Interest, calculated and compounded monthly.

Section 6.10. Termination in the Event of Damage. Notwithstanding the other provisions of this Lease, if the Building or the Rights in Common is damaged or destroyed by any casualty against which the Landlord is insured so as to render the Leased Premises unfit for the purpose of the Tenant or incapable of access, the Rent reserved by this Lease or a proportionate part thereof shall abate to the extent of insurance recoveries received by the Landlord from the date of the damage or destruction, until the Leased Premises are rebuilt unless the Tenant is obliged to repair under the terms of this Lease; provided that upon the delivery of an Architect’s Certificate to the effect:

(a) that the Leased Premises cannot be rebuilt or made fit for the purposes of the Tenant within one hundred and twenty (120) days of such damage or destruction, the Landlord, at its option, instead of making the Leased Premises fit for the Tenant, may terminate this Lease by giving to the Tenant within thirty (30) days after such damage or destruction notice of the termination, and thereupon Rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver up vacant possession of the Leased Premises to the Landlord;

(b) that irrespective or whether the Leased Premises are damaged or destroyed, fifty percent (50%) or more of the leasable area of the Building or the Rights in Common is damaged or destroyed and such area cannot be rebuilt or made fit for the purposes of the tenants of such leasable area within one hundred and eighty (180) days or such damage or destruction, the Landlord, at its option, may terminate this Lease by giving to the Tenant within thirty (30) days after such damage or destruction notice of termination requiring vacant possession of the Leased Premises sixty (60) days after delivery of such notice of termination and thereupon Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date on which vacant possession is required and the Tenant shall deliver up vacant possession of the Leased Premises to the Landlord in accordance with such notice of termination and the provisions of this Lease.

Section 6.11. Termination for Demolition. Notwithstanding any other provisions of this Lease, if the Landlord shall have decided or determined, in its sole and absolute discretion, to:

(a) sell the whole or any part of the Building of which the Leased Premises form a part;

(b) demolish the whole or any part of the Building of which the Leased Premises form a part; or

(c) redevelop, reconstruct, renovate or alter the whole or any part of the Building of which the Leased Premises form a part;

to the extent that vacant possession of the Leased Premises is necessary, expedient or desired, as determined by the Landlord in its sole and absolute discretion, the Landlord may unilaterally terminate this Lease by giving not less than twelve (12) months notice in writing to the Tenant. It is hereby acknowledged and agreed by the parties hereto that the Tenant shall have no claim or cause of action whatsoever (including but not limited to claims for damages, losses, expenses and other compensation) against the Landlord with respect to, relating to or arising from such termination of the Lease by the Landlord and that the Landlord shall have no obligation or liability whatsoever to the Tenant with respect to, relating to or arising from such termination of the Lease by the Landlord. On the last day of the aforementioned twelve (12) month notice period or on such other termination date as specified in the written notice to the Tenant, the Tenant shall deliver up vacant possession of the Leased Premises to the Landlord in accordance with the provisions of this Lease and shall execute all documents and other assurances deemed necessary or desirable by the Landlord in its sole and absolute discretion to give effect to the provisions of this Section.

In the event the Landlord exercises the foregoing termination right and provided: (i) the Tenant has not been in default of any of its covenants and obligations under this Lease; and (ii) the Tenant has submitted evidence to the Landlord substantiating the Tenant Improvements Costs incurred pursuant to Section 2.4 hereof, the Landlord shall compensate the Tenant for the undepreciated portion of the Tenant Improvement Costs calculated in accordance with the applicable amount, depending on the month in which the effective date of termination occurs, as set out below:

No. of Months after Commencement Date	Amount
0-12	$25.000.00
13-24	$20,000.00
25-36	$15,000.00
37-48	$10,000.00

Section 6.12. Rules and Regulations. The Landlord shall be entitled from time to time to make and to amend and supplement reasonable rules and regulations not inconsistent with this Lease and applying uniformly to all tenants in the Building. Without limiting the generality of the foregoing, such rules and regulations may relate to and govern the operation, maintenance, safety, care, cleanliness and use of the Building, the Leased Premises, the Leasable Service Areas and the Service Areas, and access to the Building and the Rights in Common and the Leased Premises other than during Normal Business Hours. The Tenant shall comply with the rules and regulations set out in Schedule “B” to this Lease and any amendments or supplements thereto and shall cause its officers, agents, servants, employees, contractors, customers, invitees and licensees to comply with such rules and regulations. The Landlord shall be under no responsibility for its failure to enforce any of such rules or regulations. The Landlord shall give reasonable notice to the Tenant of any amendments or supplements to such rules and regulations.

Section 6.13. Transfers by Landlord. The Landlord, at any time and from time to time, may sell, transfer, lease, assign or otherwise dispose of the whole or any part of its interest in the Building or in the Leased Premises and, at any time and from time to time, may enter into any mortgage of the whole or any part of its interest in the Building or in the Leased Premises. If the party acquiring such interest shall have agreed to assume, and so long as it holds such interest, to perform each of the covenants, obligations and agreements of the Landlord under this Lease in the same manner and to the same extent as if originally named as the Landlord in this Lease the Landlord shall thereupon be released from all of its covenants, obligations and agreements under this Lease.

Section 6.14. Rights of Landlord’s Mortgagees. If at any time during the currency of a mortgage of the interest of the Landlord in the Leased Premises notice of which has been given to the Tenant, any default shall occur in the performance of any of the covenants, obligations or agreements of the Landlord which would give rise to a right in the Tenant to terminate this Lease, then the Tenant, before becoming entitled as against the holder of such mortgage to exercise any right to terminate this Lease, shall give to the holder of such mortgage notice in writing of such default. The holder of such mortgage shall have such period as may be reasonable in the circumstances within which to remedy such default as agent of the Landlord (or by such other means as will avoid the holder of such mortgage becoming a mortgagee in possession of the Leased Premises by reason of effecting such remedy) and if such default is remedied within such time the Tenant shall not by reason thereof terminate this Lease. The rights and privileges granted to the holder of any such mortgage by virtue of this section shall not in any way be deemed to alter, affect or prejudice any of the rights available to the Tenant against the Landlord. Any notice to be given to the holder of such mortgage shall be deemed to have been given if mailed by registered mail to its most recent address of which the Tenant shall have notice.

Section 6.15. Priority of Lease. This Lease and all rights of the Tenant under this Lease subject and subordinate to all ground or underlying leases and to all mortgages now or hereafter made by the Landlord provided that the holder thereof shall permit the Tenant to remain in possession of the Leased Premises in accordance with the provisions of this Lease so long as the Tenant is not in default under this Lease. The Tenant, if so required, shall attorn to the mortgagee upon the foreclosure of any such mortgage and to the purchaser under the sale of the Building pursuant to any such mortgage and shall recognize such mortgagee or purchaser as the Landlord under this Lease; provided that the holder of any such mortgage may subordinate and postpone such mortgage to this Lease at any time by an instrument in writing to such effect registered against the title to the Building without any further consent or agreement of the Tenant.

Section 6.16. Right to Relocate. At any time and from time to time prior to or during the Term or any renewal(s) thereof, the Landlord shall be entitled to relocate or rearrange the Leased Premises from the location shown on Schedule “A” or to make alterations, additions or reductions to the Leased Premises provided that:

(a) the leasable area of the Leased Premises is not increased or decreased by more than ten percent (10%); and

(b) the Landlord effects such alterations, additions, reductions, relocation or rearrangement at its expense, including (i) all reasonable moving costs and (ii) all other reasonable direct costs incurred by the Tenant. All such costs shall be as evidenced by paid invoices delivered by the Tenant to the Landlord.

ARTICLE VII

LANDLORD’S REMEDIES

Section 7.1. Landlord May Perform Tenant’s Covenants. If the Tenant shall be in default of any of its covenants, obligations or agreements under this Lease (other than its covenant to pay Rent) and such default shall have continued for a period of ten (10) consecutive days after notice by the Landlord to the Tenant specifying with reasonable particularity the nature of such default and requiring the same to be remedied, the Landlord, without prejudice to any other rights which it may have with respect to such default, may remedy such default and the cost thereof to the Landlord together with interest thereon at the Stipulated Rate of Interest from the date such cost was incurred by the Landlord shall be added to the Rent due on the next succeeding date on which Base Rent is payable and such amount shall thereupon become due and payable as Rent in addition to the regular payment of Base Rent then due. The Landlord shall be subrogated to the extent of such payment to all rights, remedies and priorities of the payee of the amount paid by the Landlord to remedy such default.

Section 7.2. Re-Entry. When:

(a) the Tenant shall be in default in the payment of any Rent, whether lawfully demanded or not, and such default shall continue for a period of five (5) consecutive days after notice by the Landlord to the Tenant,

(b) the Tenant shall be in default of any of its covenants, obligations or agreements under this Lease (other than its covenant to pay Rent) and such default shall have continued for a period of ten (10) consecutive days after notice by the Landlord to the Tenant specifying with reasonable particularity the nature of such default and requiring the same to be remedied,

(c) any property of the Tenant has been sold under a valid writ of execution, or the Tenant shall have made an assignment for the benefit of creditors, or shall make any assignment or have had a receiving order made against it under the Bankruptcy Act, or becoming bankrupt or insolvent shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors, or any action whatever, legislative or otherwise, shall have been taken with a view to the winding up, dissolution or liquidation of the Tenant,

(d) any insurance policy is cancelled or not renewed by an insurer by reason of any particular use or occupation of the Leased Premises, or,

(e) the Leased Premises shall have been vacated or have become vacant or shall have remained unoccupied for a period of fifteen (15) consecutive days.

then and in any of such cases, the then current month’s rent together with the Rent for the three (3) months next ensuing shall immediately become due and payable, and at the option of the Landlord the Term shall become forfeited and void, and the Landlord without notice or any form of legal process whatever may forthwith re-enter the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of its former estate, anything contained in any statute or law to the contrary notwithstanding. Such forfeiture shall be wholly without prejudice to the right of the Landlord to recover arrears of Rent and damages for any antecedent breach of the covenants, obligations or agreements of the Tenant under this Lease. Notwithstanding any such forfeiture the Landlord may subsequently recover from the Tenant damages for loss of Rent suffered by reason of this Lease having been prematurely determined and it may recover from the Tenant all damages it may incur with respect thereto, including the cost of recovering the Leased Premises, and including the worth at the time of such termination of the excess, if any, of the amount of Rent, for the remainder of the Term over the then reasonable rental value of the Leased Premises for the remainder of the Term, all of which Rent shall be immediately due and payable from the Tenant to the Landlord. In determining the Rent which would be payable under this Lease by the Tenant subsequent to default, the annual rent for each year of the unexpired portion of the Term shall be equal to the average of the aggregate of the Base Rent and Additional Rent paid by the Tenant from the Commencement Date to the time of default, or during the three (3) full calendar years preceding such default, whichever period is shorter.

Section 7.3. Landlord May Re-let. If the Landlord does not exercise its option under Section 7.2 to terminate this Lease it may nevertheless in the events set out in Section 7.2 from time to time re-enter the Leased Premises without terminating this Lease, make such alterations and repairs as may be necessary in order to re-let the Leased Premises, and re-let the Leased Premises or any part thereof as agent for the Tenant for such period or periods (which may extend beyond the Term) and at such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable. Upon each such re-letting all rentals received by the Landlord from such re-letting shall be applied; first, to the payment of any indebtedness other than Rent due from the Tenant to the Landlord; second, to the payment of any costs and expenses of such re-letting, including brokerage fees and solicitor’s fees and of the costs of such alterations and repairs; third, to the payment of Rent due and unpaid, and the residue, if any, shall be held by the Landlord and applied in payment of future Rent as the same may become due and payable. The Tenant shall pay to the Landlord the amount by which the rentals received from such re-letting during any month are less than the rent payable during that month by the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease. No such re-entry or taking of possession by the Landlord shall be construed as an election on its part to terminate this Lease unless, at the time of or subsequent to such re-entry or taking of possession, a written notice of such intention has been given to the Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

Section 7.4. Right to Distrain. The Tenant waives and renounces the benefit of any present or future statute purporting to limit or qualify the Landlord right to distrain and agrees with the Landlord that in any of the events set out in Section 7.2, the Landlord, in addition to the other rights reserved to it, shall have the right to enter the Leased Premises as agent of the Tenant either by force or otherwise without being liable for any prosecution therefor and to take possession of any goods and chattels whatever on the Leased Premises, save and except any such goods and chattels which are owned by any occupiers of the Leased Premises, other than the Tenant, and to sell the same at public or private sale without notice and apply the proceeds of such sale on account of the Rent or in satisfaction of the breach of any covenant, obligation or agreement of the Tenant under this Lease and the Tenant shall remain liable for the deficiency, if any. Notwithstanding anything contained in Section 30 of The Landlord and Tenant Act R.S.O. 1970 or any successor legislation or other statute which may hereafter be passed to take the place of the said Section or to amend the same, none of the goods and chattels of the Tenant at any time during the continuance or the Term shall be exempt from levy by distress for Rent and the Tenant hereby waives all and every benefit that it could or might have under such Section. Upon any claim being made for such exemption by the Tenant, or on distress being made by the Landlord, this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods.

Section 7.5. Landlord May Follow Chattels. In case of removal by the Tenant of the goods or chattels of the Tenant from the Leased Premises, the Landlord may follow the same for thirty (30) days in the same manner as is provided for in The Landlord and Tenant Act R.S.O., 1970, or any successor legislation or other statute which may hereafter be passed to take the place of the said Act or to amend the same.

Section 7.6. Waiver of Repudiation of Lease. The Tenant waives and renounces the benefit of Section 65.2 of the Bankruptcy and Insolvency Act or any successor legislation as such statute may be amended from time to time and the Tenant covenants and agrees that it will not repudiate this Lease pursuant to Section 65.2 of the Bankruptcy and Insolvency Act. Upon any attempt to repudiate this Lease by the Tenant pursuant to Section 65.2 of the Bankruptcy and Insolvency Act, the Landlord shall be entitled to plead this covenant and agreement as an estoppel against the Tenant repudiating this Lease.

ARTICLE VIII

CERTIFICATES, NOTICES, PAYMENTS & FINANCIAL INFORMATION

Section 8.1. Estoppel Certificates. The Tenant at any time and from time to time upon not less than ten (10) days’ prior notice, at the request of the Landlord, shall execute and deliver as directed by the Landlord, a statement in writing certifying that the Tenant is not insolvent as defined under the Bankruptcy and Insolvency Act (or if the Tenant is insolvent, providing details of same), that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the dates to which any amount provided in this Lease to be paid by the Tenant to the Landlord has been paid and stating whether or not there is any existing default under this Lease on the part of the Landlord of which the Tenant has notice.

Section 8.2. Notices. Any notice, demand or request which any party shall give to any party shall be in writing and shall be deemed to have been validly given if delivered at, or mailed by registered mail to the address of such party shown in this Lease or to such other address as such party shall have given written notice, and shall be deemed to have been received at the time that it was so delivered or in the case of those given by registered mail, on the second banking day following the date of mailing. If two or more persons, firms or corporations are named as Tenant, notice to any one shall be deemed to be notice to all. The address for notices to the Landlord shall be c/o Enterprise Property Group Limited, 480 University Avenue, Suite 200, Toronto, Ontario, M5G 1V2. The address for notices to the Tenant shall be c/o the Leased Premises.

Section 8.3. Payments. Until such time as the Tenant shall have received written notice to the contrary, all payments of Rent shall be paid to the Landlord at its address referred to in Section 8.2 and notwithstanding any transfer, or other disposition by the Landlord of the Leased Premises or of the Rent or any change of the name and address of the payee of any Rent, the Tenant, until receipt of such notice, may continue to pay the Rent to the same payee to which and in the same manner in which the last preceding payment thereof was made and each such payment made by the Tenant prior to the receipt by it of such notice shall, to the extent thereof, exonerate and discharge the Tenant of its liability to pay such Rent.

Section 8.4. Financial Information. Throughout the Term of this Lease, the Tenant shall keep and maintain, in an accessible location, at all times, full, true and accurate books of accounts and records adequate to reflect correctly the operations of the Tenant with respect to the Leased Premises and hereby agrees that the Landlord, and its authorized representatives, will have access thereto during Normal Business Hours and the right to make copies thereof and extracts therefrom.

The Landlord is to be provided with full financial statements pertaining to the operation of the Tenant immediately upon request and in any event within one hundred and twenty (120) days of the end of each fiscal year of the Tenant. The Tenant acknowledges that such financial statements are being provided to the Landlord so that it may determine whether or not the Tenant is insolvent within the meaning of the Bankruptcy and Insolvency Act.

The Tenant agrees to provide to the Landlord prompt notice of any impending financial difficulties which could lead to a secured creditor’s exercising, or providing notice of an intention to exercise, its remedies, including a notice under Section 244 of the Bankruptcy and Insolvency Act.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Failure of Landlord to Deliver Possession. Anything in this Lease to the contrary notwithstanding, and in supplement to the provision of Section 9.2, the Landlord shall not be deemed to be in default under this Lease if the Landlord is unable to give possession of the Leased Premises on the Commencement Date by reason of the holding over or retention of possession of any tenant or occupant or by reason of the fact that construction, repairs, improvements or decorations of the Leased Premises or of the Building or of the Rights in Common are not completed or for any other reason not due to the negligent or wrongful act or default of the Landlord. No such failure to give possession of the Leased Premises on the Commencement Date shall in any way affect the validity of this Lease or the covenants, obligations and agreements of the Tenant under this Lease (save as specifically provided for) or the terms or conditions of this Lease, nor shall the same be construed in any way to extend the Term.

Section 9.2. Force Majeure. Notwithstanding any other provision of this Lease, whenever, and to the extent that either party to this Lease shall be unable to fulfil, or shall be delayed or restricted in the fulfilment of any obligation (other than the payment of any monies) under any provision of this Lease by reason of strike, lock-out, war or acts of military authority, rebellion or civil commotion, material or labour shortage not within the control of such party, fire or explosion, flood, wind, water, earthquake or other casualty, any applicable lawful statute, by-law, ordinance, regulation or order, any event or matter not wholly or mainly within the control of such party, or act of God, not caused by the default or act of, or omission by such party and not avoidable by the exercise of reasonable effort or foresight by it, then, so long as any such impediment exists, such party shall be relieved from the fulfilment of such obligation and the other parry shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned.

Section 9.3. Separate Assessments. If separate assessments are not made for the Leased Premises, Leasehold Improvements, Leasable Service Areas and Service Areas or any of them by the municipal or other governmental authorities having jurisdiction so as to enable the Taxes and tax escalation payable by the Tenant pursuant to this Lease to be determined, the Landlord shall use reasonable efforts to obtain sufficient official information to determine what such separate assessments would have been if they had been made, and failing that, the Landlord shall allocate to the Leased Premises the Tenant’s Proportionate Share of the total assessment of the Building plus the Rights in Common; provided that the Landlord shall not be bound to allocate an assessment for the purposes of Section 4.2(a) and may from time to time waive payment of amounts which would otherwise be payable by the Tenant under Section 4.2(a) and by other tenants under similar provisions of other leases of premises in the Building without prejudice to the right of the Landlord to make any such allocation in the future in such manner as not to create any substantial inequity amongst tenants of the Building.

Section 9.4. Time of the Essence. Time shall be of the essence of this Lease. Whenever in this the Lease any matter requires the approval of either the Landlord or the Tenant such approval shall not be unreasonably withheld.

Section 9.5. Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations, or any combination of two or more thereof, shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations under this Lease shall be deemed to be joint and several. If the Tenant named in this Lease is a partnership or other business association, the members of which by law are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

Section 9.6. Amendments. This Lease may not be modified or amended except by instrument in writing signed by the Landlord and the Tenant.

Section 9.7. Waivers. No waiver by either party of any breach by the other party of any of its covenants, obligations and agreements under this Lease shall be a waiver of any subsequent breach or of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

Section 9.8. Severabilty. If any covenant, obligation or agreement in this Lease or the application thereof to any person of circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such covenant obligation or agreement to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each covenant, obligation and agreement in this Lease shall be separately valid and enforceable to the fullest extent permitted.

Section 9.9. Headings. The article headings and section headings in this Lease have been inserted for convenience of reference only and do not form part of this Lease. Such headings shall not be referred to in the interpretation of this Lease.

Section 9.10. Changes Required by Context. This Lease shall be read with all changes of gender and number required by the context.

Section 9.11. Planning Act. This Lease is entered into subject to the condition that it is to be effective only on obtaining such consents, if any, as may be required under The Planning Act, R.S.O. 1970, or any successor legislation or other statute which may hereafter be passed to take the place of the said Act or to amend the same, and provided that such consents are granted on conditions which are acceptable to the Landlord.

Section 9.12. Notice of Lease. This Lease shall not be registered against the title to the Building. Each of the Landlord and the Tenant agrees that at the request of the other it will execute and deliver a notice of this Lease for registration against the title to the Building. No such notice of lease shall amend or alter, or shall be deemed to have amended or altered, any of the covenants, obligations or agreements contained in this Lease.

Section 9.13. Whole Agreement. This Lease contains the whole agreement between the parties with respect to the subject matter of this Lease. There is no representation, warranty, collateral agreement or condition affecting the Building, the Leased Premise, or this Lease, or supported by this Lease other than as expressed in this Lease. The schedules and appendices to this Lease form part of this Lease.

Section 9.14. Applicable Law. This Lease shall be construed in accordance with the laws of the Province of Ontario.

Section 9.15. Assigns. This Lease shall enure to the benefit or and be binding upon the parties hereto and their respective heirs, administrators, executors and Landlord approved successors and assigns.

ARTICLE X

SPECIAL PROVISIONS

Section 10.1. Option to Renew. If the Tenant has paid all rent when due and fulfilled all its obligations under this Lease, then the Tenant may by notice in writing to the Landlord no less than Six (6) months and not more than Twelve (12) months prior to the expiration of the Term, extend the Term of this Lease for a further period of Five (5) years (the “Renewal Term”) on the same terms and conditions as are contained in this Lease, except that there shall be no further extension or renewal option, landlord’s work, rent abatement, or tenant allowance and the annual Base Rent payable during the Renewal term shall be mutually agreed upon between the Landlord and the Tenant, not less than Ninety (90) days prior to the expiration of the Term, based on the then fair market rates for similar premises in the immediate vicinity.

Section 10.2. Tenant’s Right to Terminate. Provided the Tenant is Cogency Technology Incorporated and is not in default under the terms and conditions of this Lease, the Tenant shall have the right to terminate this Lease at any time after the 30th day of April 2001, upon delivery of written notice to the Landlord not less than six (6) months prior to the effective date of termination, under the following terms and conditions:

(a) on the effective date of termination, the Tenant shall vacate the Leased Premises, leaving same in such condition and repair as required by the provisions of this Lease, and appropriate adjustments with respect to Base Rent, Additional Rent, and all other charges relating to the Leased Premises, shall be made between the Landlord and the Tenant to the effective date of termination. To the extent that any such adjustments cannot be calculated as of the effective date of termination, the Tenant shall remain liable to pay any amount required by such adjustments following the effective date of termination;

(b) the Tenant shall pay to the Landlord, concurrent with the submission of its written notice to the Landlord, surrender fee equal to the value of the work provided by the Landlord in the Leased Premises as described in Section 2.3 hereof depreciated on a straight line basis to zero over the original Term of the Lease as of the effective date of termination; and

(c) if requested by the Landlord, the Tenant shall fully surrender the Lease with respect to the Leased Premises on the effective date of termination by execution of a formal document of surrender prepared by the Landlord.

Notwithstanding the foregoing, it is understood and agreed that in the event the Tenant fails to exercise its right to terminate this Lease in the manner hereinbefore specified, then this right to terminate shall be null and void and of no further force or effect whatsoever.

IN WITNESS WHEREOF, the Landlord and the Tenant have signed and sealed this Lease.

SIGNED, SEALED AND DELIVERED in the presence of:

LEAD SKY ENTERPRISES LIMITED

(Landlord)

Per:	/s/
Per:

COGENCY TECHNOLOGY INCORPORATED

(Tenant)

Per:	/s/
Name:
Title: VP Business Development

I HAVE THE AUTHORITY TO BIND THE COMPANY

Per:	/s/ Warren Lien
Name: Warren Lien
Title: President

I HAVE THE AUTHORITY TO BIND THE COMPANY

SCHEDULE “A”

FLOOR PLAN

LEAD SKY ENTERPRISES LIMITED

LANDLORD

- and -

COGENCY TECHNOLOGY INCORPORATED

TENANT

AGREEMENT AMENDING LEASE – ADDITIONAL PREMISES

BUILDING:	144-146 Front Street West, Toronto, Ontario

LEASED PREMISES:	Approximately 4,730 square feet – 5th Floor
Approximately 1,552 square feet – 5th Floor – Additional Premises “A”

DATED:	May 1, 2000

AGREEMENT made this 1st day of May, 2000.

BETWEEN:

LEAD SKY ENTERPRISES LIMITED,

hereinafter referred to as the “Landlord”,

OF THE FIRST PART

- and -

COGENCY TECHNOLOGY INCORPORATED,

hereinafter referred to as the “Tenant”,

OF THE SECOND PART.

WHEREAS the parties hereto entered into an indenture of lease dated the 17th day of March, 1998 (hereinafter referred to as the “Lease”) pursuant to which the Landlord did demise and lease unto the Tenant certain premises consisting of approximately Four Thousand, Seven Hundred and Thirty (4,730) square feet on the 5th floor (hereinafter referred to as the “Leased Premises”) in the building known as 144-146 Front Street West, Toronto, Ontario (the “Building”) as therein described;

AND WHEREAS the parties hereto desire to amend the Lease in order to: (i) re-state Section 3.1 of the Lease with effect from and after May 1, 1997; and (ii) include therein additional premises consisting of approximately One Thousand, Five Hundred and Fifty-Two (1,552) square feet on the 5th floor (hereinafter referred to as “Additional Premises ‘A’”) with effect from and after the 1st day of May, 2000;

NOW THEREFORE THIS AGREEMENT WITNESSETH:

1. That with effect from after May 1, 1997, Section 3.1 of the Lease is deleted and the following substituted therefor:

“From and after the Commencement Date, the Tenant shall pay to the Landlord in lawful money of Canada, without any deduction, abatement or setoff whatsoever, an annual Base Rent for the Leased Premises of TWENTY-EIGHT THOUSAND, THREE HUNDRED AND EIGHTY DOLLARS ($28,380.00), being SIX DOLLARS ($6.00) per square foot of the gross leasable area of the Leased Premises being Four Thousand, Seven Hundred and Thirty (4,730) square feet, payable in equal consecutive monthly installments of TWO THOUSAND, THREE HUNDRED AND SIXTY-FIVE DOLLARS ($2,365.00) on the first day of each and every month throughout the Term.”

2. THAT WITH EFFECT FROM AND AFTER the 1st day of May, 2000, the Lease is amended as follows:

(a) “Additional Leased Premises “A” shall mean that portion of the Fifth (5th) Floor of the Building containing an area of approximately One Thousand, Five Hundred and Fifty-Two (1,552) square feet, outlined in red on Schedule “A” and being Suite #520.

(b) The definition of the “Leased Premises” in Section 1.1(h) is amended by adding the following, on the fourth line after the word, “Floor”:

“(hereinafter sometimes referred to as the “Original Leased Premises”), and from and after May 1, 2000, shall include the Additional Leased Premises “A””.

(c) Section 2.2 is amended by adding the following paragraph thereto:

“TO HAVE AND TO HOLD the Additional Leased Premises “A” for and during the period of three (3) years beginning on the 1st day of May, 2000 (the “Commencement Date for Additional Leased Premises “A””) and from henceforth ensuing and fully to be completed and ended on the 30th day of April, 2003 (the “Term for Additional Leased Premises “A”).”

(d) Section 2.3 is amended by adding the following paragraph thereto:

“The Tenant accepts the Additional Leased Premises “A” in an as-is condition. Tenant shall be responsible, at its own expense, for any modifications or renovations within the Additional Leased Premises “A”, subject to the prior approval of Landlord and the general procedures set out in the Lease. Landlord shall, at its expense: (i) paint the walls, doors and frames with a colour chosen by Tenant from Landlord’s samples; and (ii) provide new carpeting in a colour chosen by Tenant from Landlord’s samples.

(e) Section 3.1 is amended by adding the following as the last paragraph thereof:

“From and after the Commencement Date for Additional Leased Premises “A”, the Tenant shall pay to the Landlord in lawful money of Canada, without any deduction, abatement or setoff whatsoever, an annual Base Rent for Additional Leased Premises “A” of TWENTY THOUSAND, ONE HUNDRED AND SEVENTY-SIX DOLLARS ($20,176.00), being THIRTEEN DOLLARS ($13.00) per square foot of the gross leasable area of the Additional Leased Premises “A” being One Thousand, Five Hundred and Fifty-Two (1,552) square feet, payable in equal consecutive monthly installments of ONE THOUSAND, SIX HUNDRED AND EIGHTY-ONE DOLLARS AND THIRTY-THREE CENTS ($1,681.33) on the first day of each and every month during the Term for Additional Leased Premises “A”.”

(f) Section 3.1.1 is amended by adding the following thereto

“The Landlord acknowledges receipt of THREE THOUSAND, THREE HUNDRED AND FIFTY-SEVEN DOLLARS AND TWENTY-SIX CENTS ($3,357.26) to be held and applied to the last month’s rent.”

(g) by indicating that the last paragraph of Section 3.2 pertains to the Original Leased Premises and adding the following as the last paragraph thereto:

“The Landlord estimates the Tenant’s Additional Rent as set out in subsections (a) and (b) of this section and the cost of hydro consumption in the Additional Leased Premises “A” for the 2000 calendar year to be approximately ELEVEN DOLLARS AND TWENTY-SIX CENTS ($11.26) per square foot of gross leasable area, which estimate is subject to escalations.”

(h) by deleting the Landlord’s address in Section 8.2 and substituting therefor the following:

“c/o O&Y Enterprise Commercial Management

a division of O&Y Properties Inc.

18 King Street East

Suite 1500

Toronto, Ontario

M5C 1C4

Attention: Leasing Legal Services”

(i) by substituting Schedule “A” attached hereto for Schedule “A” attached to the Lease.

2. SAVE as aforesaid all the terms and conditions of the Lease remain unchanged.

IN WITNESS WHEREOF the parties hereto have hereunto caused to be affixed their corporate seals under the hands of their proper officers duly authorized in that behalf.

Executed by Landlord this 6th day of June, 2000.

LEAD SKY ENTERPRISES LIMITED

Per:	/s/ Razali Embong
Per:

I/We have the authority to bind the corporation

Executed by Tenant this 19th day of May, 2000.

COGENCY TECHNOLOGY INCORPORATED

Per:	/s/
Per:	/s/
Tenant

I/We have the authority to bind the corporation

SCHEDULE “A”

FLOOR PLAN

LEAD SKY ENTERPRISES LIMITED

LANDLORD

- and -

COGENCY SEMICONDUCTOR INC.

TENANT

AGREEMENT AMENDING LEASE – ADDITIONAL PREMISES

BUILDING:	144-146 Front Street West, Toronto, Ontario

LEASED PREMISES:	Approximately 4,730 square feet – 5th Floor
Approximately 1,552 square feet – 5th Floor – Additional Premises “A”
Approximately 4,693 square feet – 6th Floor – Additional Premises “B”

DATED:	November 28, 2000

AGREEMENT made this 28th day of November, 2000.

BETWEEN:

LEAD SKY ENTERPRISES LIMITED,

hereinafter referred to as the “Landlord”,

OF THE FIRST PART

- and -

COGENCY SEMICONDUCTOR INC.

hereinafter referred to as the “Tenant”,

OF THE SECOND PART.

WHEREAS the parties hereto entered into an indenture of lease dated the 17th day of March, 1998 (hereinafter referred to as the “lease”) pursuant to which the Landlord did demise and lease unto Cogency Technology Incorporated, as tenant certain premises consisting of four thousand, seven hundred and thirty (4,730) square feet on the 5th Floor (hereinafter referred to as the “Original Leased Premises”) in the building known as 144-146 Front Street West (the “Building”) in the City of Toronto as therein described;

AND WHEREAS by an agreement amending lease dated May 1, 2000, the lease was amended to expand the Original Leased Premises effective May 1, 1997 to include Suite 520, having a certified gross leasable area of One Thousand, Five Hundred and Fifty-Two (1,552) square feet (the “Additional Premises “A””);

AND WHEREAS by Articles of Amendment dated January 5, 1999, Cogency Technology Inc. changed its name to Cogency Semiconductor Inc. (the “Tenant”);

AND WHEREAS the lease and the agreement amending lease dated May 1, 2000 shall hereinafter collectively be referred to as the “Lease” and the Original Leased Premises and Additional Premises “A” shall hereinafter collectively be referred to as the “Leased Premises”;

AND WHEREAS the parties hereto desire to amend the Lease in order to include therein additional premises consisting of Four Thousand, Six Hundred and Ninety-Three (4,693) square feet on the 6th Floor, being Suite 600 (hereinafter referred to as “Additional Premises “B””) with effect from and after the 1st day of March, 2001;

NOW THEREFORE THIS AGREEMENT WITNESSETH:

1. THAT WITH EFFECT FROM AND AFTER the 1st day of March, 2001, the Lease is amended as follows:

(a) The definition of the “Leased Premises” in Section 1.1(h) is deleted and the following substituted therefor:

““Leased Premises” means the premises comprising a leasable area of approximately Four Thousand, Two Hundred and Nine (4,209) square feet, and a gross leasable area of approximately four Thousand, Seven Hundred and Thirty (4,730) square feet, outlined in red on Schedule “A” located in the Building and being Suite #580, part of the Fifth Floor (hereinafter sometimes referred to as the “Original Leased Premises”); from and after May 1 2000 up to February 28, 2001, “Leased Premises” shall mean the Original Leased Premises plus that portion of the Fifth (5th) Floor of the Building containing a gross leasable area of approximately One Thousand, Five Hundred and Fifty-Two (1,552) square feet, outlined in red on Schedule “A” and being Suite #520 (the “Additional Leased Premises “A””); and from and after March 1, 2001, “Leased Premises” shall mean the Original Leased Premises, the Additional Leased Premises “A” and that portion of the Sixth (6th) Floor of the Building containing a gross leasable area of approximately Four Thousand, Six Hundred and Ninety-Three (4,693) square feet, outlined in red on Schedule “A-l” and being Suite No. 600 (the “Additional Leased Premises “B””), and includes all Leasehold Improvements and all water, gas, sewage, telephone and other communication facilities comprised therein for the exclusive use thereof, reserving unto the Landlord the right to make reasonable variations in the area, form and siting of the Leased Premises and the right to relocate on comparable floor or floors prior to the commencement date with the consent of the Tenant, such consent no to be unreasonably withheld.”

(b) Section 2.2 is amended by adding the following paragraph thereto:

“TO HAVE AND TO HOLD the Additional Leased Premises “B” for and during the period of five (5) years beginning on the 1st day of March, 2001 (the “Commencement Date for Additional Premises “B”“) and from henceforth ensuing and fully to be completed and ended on the 28th day of February, 2006 (the “Term for Additional Leased Premises “B””)”.

(c) Section 2.3 is amended by adding the following paragraph thereto:

“The Tenant accepts the Additional Leased Premises “B” in “as is” condition. Tenant shall be responsible at its own expense for any modifications or renovations within the Additional Leased Premises “B”, subject to the prior approval of Landlord and the general procedures outlined in this Lease.”

(d) Section 3.1 is amended by adding the following as the last paragraph thereof:

“From and after the Commencement Date for Additional Leased Premises “B”, the Tenant shall pay to the Landlord in lawful money of Canada, without any deduction, abatement or setoff whatsoever, an annual Base Rent for Additional Leased Premises “B” of SEVENTY-FIVE THOUSAND, EIGHTY-EIGHT DOLLARS ($75,088.00), being SIXTEEN DOLLARS ($16.00) per square foot of the gross leasable area of the Additional Leased Premises “B” being Four Thousand, Six Hundred and Ninety-Three square feet, payable in equal consecutive monthly Installments of SIX THOUSAND, TWO HUNDRED AND FIFTY-SEVEN DOLLARS AND THIRTY-THREE CENTS ($6,257.33) on the first day of each and every month during the Term for Additional Leased Premises “B”.”

(e) Section 3.1.1 is amended by adding the following thereto:

“The Landlord acknowledges receipt of TWELVE THOUSAND, NINE DOLLARS AND SEVENTY-EIGHT CENTS ($12,009.78) to be held and applied to the last month’s rent.”

(f) by indicating that the last paragraph of Section 3.2 pertains to the Additional Leased Premises “A” and adding the following as the last paragraph thereto:

“The Landlord estimates the Tenant’s Additional rent as set out in subsections (a) and (b) of this section and the cost of hydro consumption in the Additional Leased Premises “B” for the 2001 calendar year to be approximately TWELVE DOLLARS AND SEVENTY CENTS ($12.70) per square foot of gross leasable area, which estimate is subject to escalations.”

(g) by annexing Schedule “A-l” to the Lease;

2. SAVE as aforesaid all the terms and conditions of the Lease remain unchanged.

IN WITNESS WHEREOF the parties hereto have hereunto caused to be affixed their corporate seals under the hands of their proper officers duly authorized in that behalf.

Executed by Landlord this 19th day of January, 2001.

LEAD SKY ENTERPRISES LIMITED

Per:	/s/ Razali Embong
Per:

I/We have the authority to bind the corporation

Executed by Tenant this 15th day of January, 2001.

COGENCY SEMICONDUCTOR INCORPORATED

Per:	/s/
Per:	/s/
Tenant

I/We have the authority to bind the corporation

SCHEDULE “A-1”

LEAD SKY ENTERPRISES LIMITED

LANDLORD

- and -

COGENCY SEMICONDUCTOR INC.

TENANT

AGREEMENT AMENDING LEASE – ADDITIONAL PREMISES

BUILDING:	144-146 Front Street West, Toronto, Ontario

LEASED PREMISES:	Approximately 4,730 square feet – 5th Floor
Approximately 1,552 square feet – 5th Floor – Additional Leased Premises “A”
Approximately 4,693 square feet – 6th Floor – Additional Leased Premises “B”
Approximately 3,641 square feet – 7th Floor – Additional Leased Premises “C”

DATED:	October 19, 2001

AGREEMENT made this 19th day of October, 2001.

BETWEEN:

LEAD SKY ENTERPRISES LIMITED,

hereinafter referred to as the “Landlord”,

OF THE FIRST PART

- and -

COGENCY SEMICONDUCTOR INC.

hereinafter referred to as the “Tenant”,

OF THE SECOND PART

WHEREAS the parties hereto entered into an indenture of lease dated the 17th day of March, 1998 (hereinafter referred to as the “lease”) pursuant to which the Landlord did demise and lease unto Cogency Technology Incorporated, as tenant certain premises consisting of four thousand, seven hundred and thirty (4,730) square feet on the 5th Floor (hereinafter referred to as the “Original Leased Premises”) in the building known as 144-146 Front Street West (the “Building”) in the City of Toronto as therein described expiring April 30, 2003;

AND WHEREAS by an agreement amending lease dated May 1, 2000, the lease was amended to expand the Original Leased Premises effective May 1, 1998 to include Suite 520, having a certified gross leasable area of One Thousand, Five Hundred and Fifty-Two (1,552) square feet (the “Additional Premises “A”) expiring April 30, 2003;

AND WHEREAS by Articles of Amendment dated January 5, 1999, Cogency Technology Inc. changed its name to Cogency Semiconductor Inc. (the “Tenant”);

AND WHEREAS by an agreement dated November 28, 2000, the lease was amended in order to expand the Original Premises effective March 1, 2001 to include Suite 600 having a certified gross leasable area of Four Thousand, Six Hundred and Ninety-Three (4,693) square feet on the 6th Floor (hereinafter referred to as “Additional Premises “B”) expiring February 28, 2006;

AND WHEREAS the lease and the agreements amending lease dated May 1, 2000 and November 28, 2000 shall hereinafter collectively be referred to as the “Lease” and the Original Leased Premises, Additional Premises “A” and Additional Premises “B” shall hereinafter collectively be referred to as the “Leased Premises”;

AND WHEREAS the parties hereto desire to amend the Lease in order to include therein additional premises consisting of three thousand, six hundred and forty-one (3,641) square feet on the 7th floor being Suite 750 (hereinafter referred to as “Additional Premises “C”) with effect from and after October 15, 2001 and expiring February 28, 2006;

THEREFORE, in consideration of the mutual covenants and agreements between the parties and the sum of $1.00 that has been paid by each of the parties to the other(s), the receipt and sufficiency of which are acknowledged, THE PARTIES AGREE AS FOLLOWS:

1. The foregoing recitals are true.

2. As of October 15, 2001, the Lease is amended as follows:

(a) The definition of Leased Premises is amended to include Additional Premises “C” outlined in red on Schedule “A-2” attached hereto for a total gross leasable area of fourteen thousand, six hundred and sixteen (14,616) square feet (collectively, the “Leased Premises”);

(b) The Tenant accepts the Additional Leased Premises “C” in an “as is” condition;

(c) the Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Additional Premises “C”;

(d) all renovations, alterations or improvements in or to Additional Premises “C” are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant’s expense and strictly in accordance with the provisions of the Lease;

(e) any fixturing period, or requirement on the Landlord’s part, set out in the Lease to pay to the Tenant any construction allowance, inducement, loan or other amount in connection with the Lease or improvements installed in the Original Leased Premises, shall not apply to Additional Premises “C”;

(f) the Base Rent for the Original Leased Premises, Additional Premises “A” and Additional Premises “B” shall be as set out in the Lease;

(g) the Base Rent for Additional Premises “C” shall be as follows:

“During the period commencing October 15, 2001 until February 28, 2006, the Tenant shall pay to the Landlord in lawful money of Canada, without any deduction, abatement or setoff whatsoever, an annual Base Rent for Additional Premises “C” of FIFTY THOUSAND, NINE HUNDRED AND SEVENTY-FOUR DOLLARS ($50,974.00), being FOURTEEN DOLLARS ($14.00) per square foot of the gross leasable area of the Additional Premises “C” being three thousand, six hundred and forty-one (3,641) square feet, payable in equal consecutive monthly installments of FOUR THOUSAND, TWO HUNDRED AND FORTY-SEVEN DOLLARS AND EIGHTY-THREE CENTS ($4,247.83) on the first day of each and every month during the Term for Additional Premises “C.”

(h) Section 3.1.1 “Advance Rent” is amended by adding the following thereto:

“The Landlord acknowledges receipt of EIGHT THOUSAND, SIX HUNDRED AND SIXTY-EIGHT DOLLARS AND THIRTY-ONE CENTS ($8,668.31) to be held and applied to the last month’s payment of Base Rent and Additional Rent, including applicable GST becoming due under the Lease with respect lo Additional Premises “C.”

(i) The Landlord’s estimate of Tenant’s Proportionate Share of Operating Costs, Taxes and hydro payable by the Tenant for the calendar year 2001 is TWELVE DOLLARS AND SEVENTY CENTS ($12.70) per square foot of gross leaseable area of the Leased Premises, which estimates are subject to escalations.

(j) Section 10.2 “Tenant’s Right to Terminate” shall not be applicable to Additional Premises “A”, Additional Premises “B” and Additional Premises “C”.

(k) by annexing Schedule A-2” to the Lease;

3. The Tenant represents and warrants that it has the right, full power and authority to agree to amend the Lease as provided in this Agreement.

4. The parties confirm that the Lease is in full force and effect, as modified by this Agreement. All terms and expressions when used in this Agreement have the same meaning as they have in the Lease, unless contrary intention is expressed in this Agreement

5. The Tenant acknowledges and agrees that it is in possession of the Leased Premises, that there are no uncured defaults by the Landlord and that the Landlord has performed all of its obligations as set out in the Lease.

6. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, permitted successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF the parties hereto have hereunto caused to be affixed their corporate seals under the hands of their proper officers duly authorized in that behalf.

Executed by Landlord this 8 day of November, 2001

LEAD SKY ENTERPRISES LIMITED

Per:	/s/ Razali Embong
Per:

I/We have the authority to bind the corporation

Executed by Tenant this 1 day of November, 2001.

COGENCY SEMICONDUCTOR INC.

Per:	/s/
Per:
Tenant

I/We have the authority to bind the corporation

SCHEDULE “A-2”

LEASE AMENDING AGREEMENT

REDUCTION OF TERM

THIS AGREEMENT made October 19, 2001

BETWEEN:

LEAD SKY ENTERPRISES LIMITED

(hereinafter called the “Landlord”)

OF THE FIRST PART

-and-

COGENCY SEMICONDUCTOR INC.

(hereinafter called the “Tenant”)

OF THE SECOND PART

A. WHEREAS the parties hereto entered into an indenture of lease dated the 17th day of March, 1998 (hereinafter referred to as the “Lease”) pursuant to which the Landlord did demise and lease unto Cogency Technology Incorporated, as tenant certain premises consisting of Four Thousand, Seven Hundred and Thirty (4,730) square feet on the 5th Floor, being Suite 580 (hereinafter referred to as the “Original Leased Premises”) in the building known as 144-146 Front Street West (the “Building”) in the City of Toronto as therein described;

B. AND WHEREAS by an agreement amending lease dated May 1, 2000, the lease was amended to expand the Original Leased Premises effective May 1, 1998 to include Suite 520, having a certified gross leasable area of One Thousand, Five Hundred and Fifty-Two (l,552) square feet (the “Additional Premises “A”);

C. AND WHEREAS by Articles of Amendment dated January 5, 1999, Cogency Technology Inc. changed its name to Cogency Semiconductor Inc. (the “Tenant”);

D. AND WHEREAS by an agreement amending lease dated November 28, 2000, the lease was amended to expand the Original Leased Premises and Additional Premises “A” effective March 1, 2001 to include Suite 600, having a certified gross leasable area of Four Thousand, Six Hundred and Ninety-Three (4,693) square feet (the “Additional Premises “B”);

E. AND WHEREAS by an Offer to Lease dated September 14, 2001, the lease was amended to expand the Original Leased Premises and Additional Premises “A” and “B” effective October 15, 2001 to include Suite 750, having a certified gross leasable area of Three Thousand, Six Hundred and Forty-One (3,641) square feet (the “Additional Premises “C”);

F. AND WHEREAS the lease and the agreement amending leases dated May 1, 2000, November 28, 2000, and March 1, 2001, shall hereinafter collectively be referred to as the “Lease”, and the Original Leased Premises and Additional Premises “A”, “B”, and “C” shall hereinafter collectively be referred to as the “Leased Premises”;

G. The parties have agreed to amend the Lease in order to surrender on or before the 31st of October 2001 (the “Effective Date”), Suite 520, comprising a gross leasable area of approximately 1,552 square feet, the Additional Premises “A” as shown outlined in green on Schedule “A” hereto attached (the Premises).

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1. The consideration for this Agreement is the mutual covenants and agreements between the parties and the sum of $10.00 that has been paid by each of the parties to the other, the receipt and sufficiency of which is acknowledged.

2. The Lease is amended by reducing the term of the Additional Premises “A”, known as Suite 520, so that it will expire on the Effective Date. It is understood and agreed that any agreement Tenant may have for parking or storage at the Building shall also expire on the Effective Date. Tenant agrees that it shall surrender and deliver possession of the Premises to Landlord on the Effective Date, in accordance with the terms of the Lease and this Agreement.

3. With respect to the Premises, the respective rights and obligations of Landlord and Tenant under the Lease shall be preserved and shall survive the Effective Date, as to all matters arising or accruing on or prior to the Effective Date, but no such rights or obligations will arise or accrue to either of them after the Effective Date.

4. It is understood and agreed that in accordance with the terms of the Lease, Landlord has received only an estimated amount on account of Additional Rent payable pursuant to the Lease up to and including the Effective Date and Tenant shall pay to Landlord, or Landlord shall repay to Tenant, within 10 days of notice of Landlord’s determination of same, the amount by which the actual Additional Rent payable pursuant to the Lease, as calculated by Landlord, exceeds, or is exceeded by, as the case may be, the estimated Additional Rent received by Landlord as of the Effective Date.

5. Notwithstanding the expiration of the Term, Tenant agrees that Landlord shall have the right to commence an action or other proceeding if the Tenant, after notification from Landlord, shall fail to pay any outstanding amounts due and owing to Landlord or third parties pursuant to the Lease, or to Landlord in accordance with Paragraph 4 hereof.

6. Tenant agrees that, as of the date of this Agreement, it has no claims against Landlord in respect of any default or obligation of Landlord pursuant to the terms of the Lease or otherwise, save for Landlord’s obligations under Paragraph 4 above to readjust in respect of Additional Rent.

7. Upon the Effective Date the Tenant shall at its expense vacate the Premises and deliver possession of Premises to Landlord in accordance with the Lease. Tenant’s obligation to observe and perform this covenant shall survive the Effective Date.

8. Tenant agrees that if Tenant fails to deliver possession of the Premises to Landlord in the manner prescribed pursuant to this Agreement, then Tenant shall indemnify and hold harmless Landlord from any and all claims, costs, losses and damages (including lost rent) whatsoever incurred as a result thereof and if legal action is brought for the recovery of possession of the Premises, Tenant shall pay to Landlord, forthwith upon demand, any and all costs and expenses (including legal fees on a solicitor and client basis) incurred on account thereof, together with all damages which Landlord may incur as a result thereof.

9. The parties agree that the surrender of the premises shall be conditional upon the unconditional signing of the Offer to Lease dated October 11, 2001 for Suite 560 in the building.

10. Landlord requires a period of 5 days from execution of this Agreement by Landlord (the “Approval Period”), to obtain an unconditional agreement, in a form satisfactory to Landlord in its sole discretion, to lease the Premises. If the Landlord does not notify Tenant in writing within the Approval Period that Landlord has waived this requirement, this Agreement shall automatically be null and void, neither party shall have any rights or obligations towards the other arising herefrom and the Lease shall remain in full force and effect.

11. In consideration of the mutual covenants herein contained, Landlord and Tenant on behalf of themselves, their officers, directors, agents, employees, successors and assigns, do hereby fully and finally remise, release and forever discharge each other from all manners of action, causes of action, claims, proceedings, damages, suits, debts, duties, accounts, indemnities, and demands whatsoever which Landlord or Tenant ever had or now has by reason of any cause or matter whatsoever with respect to Landlord’s and Tenant’s obligations under the Lease, from and after the Effective Date, save and except for Tenant’s obligations to Landlord under Paragraphs 4 and 7 above.

12. Tenant shall, at its expense, promptly execute such further documentation with respect to the Premises and the Lease to give effect to this Agreement as Landlord reasonably requires from time to time.

13. On or before the Effective Date, Tenant shall, at its expense remove from the title to the lands comprising the Building, any short form or notice of lease registered on the title thereto by or on behalf of Tenant in respect of the Lease or Tenant’s interest in the Lease or the Premises. Tenant shall indemnify Landlord in respect of any loss, cost or expense incurred by Landlord as a result of Tenant’s failure to remove any such short form or notice of lease.

14. The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms capitalized words and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

15. Tenant represents and warrants that it has the right, full power and authority to agree to the amendments to the Lease and other provisions contained in this Agreement, and that, as of the Effective Date, Tenant shall not have executed any other instruments, deeds or other documents pursuant to which the Lease and the unexpired portion of the Term, including any renewals thereof, shall in any way be charged, encumbered, assigned, or otherwise transferred.

16. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first written above.

LANDLORD:

LEAD SKY ENTERPRISES LIMITED

Per:	/s/ Razali Embong
Per:

I/We have the authority to bind the corporation

TENANT:

COGENCY SEMICONDUCTOR INC.

Per:	/s/
Per:

I/We have the authority to bind the corporation

SCHEDULE “A”

LEAD SKY ENTERPRISES LIMITED

LANDLORD

- and -

COGENCY SEMICONDUCTOR INC.

TENANT

AGREEMENT AMENDING LEASE – ADDITIONAL PREMISES

BUILDING:	144-146 Front Street West, Toronto, Ontario

LEASED PREMISES:	Approximately 4,730 square feet – 5th Floor – Original Leased Premises
Approximately 1,552 square feet – 5th Floor – Additional Leased Premises “A”
Approximately 4,693 square feet – 6th Floor – Additional Leased Premises “B”
Approximately 3,641 square feet – 7th Floor – Additional Leased Premises “C”
Approximately 2,085 square feet – 5th Floor – Additional Leased Premises “D”

DATED:	November 15, 2001

AGREEMENT made this 15th day of November, 2001.

BETWEEN:

LEAD SKY ENTERPRISES LIMITED,

hereinafter referred to as the “Landlord”,

OF THE FIRST PART

- and -

COGENCY SEMICONDUCTOR INC.

hereinafter referred to as the “Tenant”,

OF THE SECOND PART.

WHEREAS the parties hereto entered into an indenture of lease dated the 17th day of March, 1998 (hereinafter referred to as the “lease”) pursuant to which the Landlord did demise and lease unto Cogency Technology Incorporated, as tenant certain premises consisting of four thousand, seven hundred and thirty (4,730) square feet on the 5th Floor (hereinafter referred to as the “Original Leased Premises”) in the building known as 144-146 Front Street West (the “Building”) in the City of Toronto as therein described expiring April 30, 2003;

AND WHEREAS by an agreement amending lease dated May 1, 2000, the lease was amended to expand the Original Leased Premises effective May 1, 1998 to include Suite 520, having a certified gross leasable area of One Thousand, Five Hundred and Fifty-Two (1,552) square feet (the “Additional Leased Premises “A”) expiring April 30, 2003;

AND WHEREAS by Articles of Amendment dated January 5, 1999, Cogency Technology Inc. changed its name to Cogency Semiconductor Inc. (the Tenant”);

AND WHEREAS by an agreement dated November 28, 2000, the lease was amended in order to expand the Original Premises effective March 1, 2001 to include Suite 600 having a certified gross leasable area of Four Thousand, Six Hundred and Ninety-Three (4,693) square feet, on the 6th Floor (hereinafter referred to as “Additional Leased Premises “B”)” expiring February 28, 2006;

AND WHEREAS by an agreement dated October 19, 2001, the lease was amended in order to include therein additional premises consisting of three thousand, six hundred and forty-one (3,641) square feet on the 7th floor being Suite 750 (hereinafter referred to as “Additional Leased Premises “C”) with effect from and after October 15, 2001 and expiring February 28, 2006;

AND WHEREAS by an agreement dated October 19, 2001, the lease was amended in order to surrender Additional Leased Premises “A”, being Suite 520, comprising a gross leasable area of approximately one thousand, five hundred and fifty-two (1,552) square feet on or before October 31, 2001;

AND WHEREAS the lease and the agreements amending lease dated May 1, 2000, November 28, 2000, October 19, 2001 shall hereinafter collectively be referred to as the “Lease” and the Original Leased Premises, Additional Leased Premises “B” and Additional Leased Premises “C” shall hereinafter collectively be referred to as the “Leased Premises”;

AND WHEREAS the parties hereto desire to amend the Lease in order to include therein additional premises consisting of two thousand and eighty-five (2,085) square feet on the 5th floor being Suite 560 (hereinafter referred to as “Additional Leased Premises “D”) with effect from and after November 1, 2001 and expiring April 30, 2003;

THEREFORE, in consideration of the mutual covenants and agreements between the parties and the sum of $1.00 that has been paid by each of the parties to the other(s), the receipt and sufficiency of which are acknowledged, THE PARTIES AGREE AS FOLLOWS:

1. The foregoing recitals are true.

2. As of November 1, 2001, the Lease is amended as follows:

(a) The definition of Leased Premises is amended to include Additional Leased Premises “D” comprised of approximately two thousand and eighty-five (2,085) square feet of gross leaseable area on the 5th floor of the Building designated as Suite 560, outlined in red on Schedule “A-3” attached hereto; from and after November 1, 2001 to and including April 30, 2003 the Leased Premises shall have a total gross leasable area of fifteen thousand, one hundred and forty-nine (15,149) square feet; from May 1, 2003 to the expiration of the Term, the Leased Premises shall have a gross leasable area of eight thousand, three hundred and thirty four (8,334) square feet (collectively, the “Leased Premises”);

(b) The Tenant accepts the Additional Leased Premises “D” in an “as is” condition;

(c) the Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Additional Leased Premises “D”;

(d) all renovations, alterations or improvements in or to Additional Leased Premises “D” are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant’s expense and strictly in accordance with the provisions of the Lease;

(e) any fixturing period, or requirement on the Landlord’s part, set out in the Lease to pay to the Tenant any construction allowance, inducement, loan or other amount in connection with the Lease or improvements installed in the Original Leased Premises, shall not apply to Additional Premises “D”;

(f) the Base Rent for the Original Leased Premises, Additional Premises “B” and Additional Premises “C” shall be as set out in the Lease;

(g) the Base Rent for Additional Premises “D” shall be as follows:

“During the period commencing November 1, 2001 until April 30, 2003, the Tenant shall pay to the Landlord in lawful money of Canada, without any deduction, abatement or setoff whatsoever, an annual Base Rent for Additional Leased Premises “D” of TWENTY-SEVEN THOUSAND, ONE HUNDRED AND FIVE DOLLARS ($27,105.00), being THIRTEEN DOLLARS ($13.00) per square foot of the gross leasable area of the Additional Leased Premises “D” being two thousand and eighty-five (2,085) square feet, payable in equal consecutive monthly installments of TWO THOUSAND, TWO HUNDRED AND FIFTY-EIGHT DOLLARS AND SEVENTY-FIVE CENTS ($2,258.75) on the first day of each and every month during the Term for Additional Leased Premises “D”.”

(h) Section 10.2 “Tenant’s Right to Terminate” shall not be applicable to Additional Leased Premises “D”.

(i) by adding Schedule “A-3” attached hereto immediately following Schedule “A-2” currently annexed to the Lease;

3. The Tenant represents and warrants that it has the right, full power and authority to agree to amend the Lease as provided in this Agreement,

4. The parties confirm that the Lease is in full force and effect, as modified by this Agreement. All terms and expressions when used in this Agreement have the same meaning as they have in the Lease, unless contrary intention is expressed in this Agreement.

5. The Tenant acknowledges and agrees that it is in possession of the Leased Premises, that there are no uncured defaults by the Landlord and that the Landlord has performed all of its obligations as set out in the Lease.

6. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, permitted successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF the parties hereto have hereunto caused to be affixed their corporate seals under the hands of their proper officers duly authorized in that behalf.

Executed by Landlord this 21st day of January, 2002.

LEAD SKY ENTERPRISES LIMITED

Per:	/s/ Razali Embong
Per:

I/We have the authority to bind the corporation

Executed by Tenant this 18th day of December, 2001.

COGENCY SEMICONDUCTOR INCORPORATED

Per:	/s/
Per:
Tenant

I/We have the authority to bind the corporation

SCHEDULE “A-3”

SUSAN FRIEDRICH ARCHITECT inc
560
504
144/148 Front Street West
Toronto, Ontario
Area Calculations
FIFTH FLOOR P

LEASE AMENDING AGREEMENT

THIS AGREEMENT made May 16, 2002

BETWEEN:

LEAD SKY ENTERPRISES LIMITED

(hereinafter called the “Landlord”)

OF THE FIRST PART

-and-

COGENCY SEMICONDUCTOR INC.

(hereinafter called the “Tenant”)

OF THE SECOND PART

WHEREAS:

A. The parties entered into an indenture of lease dated the 17th day of March, 1998 (hereinafter referred to as the “Lease”) pursuant to which the Landlord did demise and lease unto Cogency Technology Incorporated, as tenant certain premises consisting of Four Thousand, Seven Hundred and Thirty (4,730) square feet on the 5th floor, being Suite 580 (hereinafter referred to as the “Original Leased Premises”) in the building known as 144-146 Front Street West (the “Building”) in the City of Toronto as therein described;

B. By Articles of Amendment dated January 5, 1999, Cogency Technology Inc. changed its name to Cogency Semiconductor Inc. (the “Tenant”);

C. By an agreement amending lease dated May 1, 2000, Tenant leased additional premises, being Suite 520, having a certified gross leasable area of One Thousand, Five Hundred and Fifty-Two (1,552) square feet (the “Additional Leased Premises “A”) effective May 1, 1998;

D. By an agreement amending lease dated November 28, 2000, Tenant leased additional premises, being Suite 600, having a certified gross leasable area of Four Thousand, Six Hundred and Ninety-Three (4,693) square feet (the “Additional Leased Premises “B”) effective March 1, 2001;

E. By an agreement dated October 19, 2001, Tenant leased additional premises, being Suite 750, having a certified gross leasable area of Three Thousand, Six Hundred and Forty-One (3,641) square feet (the “Additional Leased Premises “C”) effective October 15, 2001;

F. By an agreement dated October 19, 2001, the lease was amended in order to surrender Additional Leased Premises “A”, being Suite 520, comprising a gross leasable area of approximately one thousand, five hundred and fifty-two (1,552) square feet on or before October 31, 2001;

G. By an agreement dated November 15, 2001, Tenant leased additional premises, being Suite 560, having a certified gross leasable area of Two Thousand and Eighty-Five (2,085) square feet (the “Additional Leased Premises “D””) effective November 1, 2001;

H. By the lease and the agreements amending lease dated May 1, 2000, November 28, 2000, October 19, 2001 and November 15, 2001 shall hereinafter collectively be referred to as the Lease, and the Original Leased Premises, Additional Leased Premises “B”, Additional Leased Premises “C” and Additional Leased Premises “D” shall hereinafter collectively be referred to as the “Leased Premises”;

I. The Tenant has agreed to: (a) vacate Additional Leased Premises “C” by no later than 11:59 p.m. on June 30, 2002; and (b) relocate its business operations from Additional Leased Premises “C” as of July 1, 2002 (the “Effective Date”) to certain premises (the “New Additional Leased Premises “C””) comprising a gross leaseable area of approximately one thousand, five hundred and five (1,505) square feet designated as Suite No. 620 in the Building and shown outlined in heavy black on the plan attached to this Agreement as Schedule “A-2”, all upon the same terms and conditions as are contained in the Lease, except as otherwise expressly modified by the terms of this Agreement.

J. The Landlord and Tenant shall have agreed to amend the Lease as of the Effective Date to give effect to the foregoing, in accordance with and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration the sum of Two Dollars ($2.00) now paid by each party to the other (the receipt and sufficient of which are hereby acknowledged), and other mutual covenants and agreements, the parties do hereby agree as follows:

1. The parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2. The Tenant shall surrender and deliver up to the Landlord, prior to the Effective Date, vacant possession of the Additional Leased Premises “C” in accordance with the Lease.

3. The Landlord and Tenant, subject to the provisions hereinafter contained, agree to release and discharge the other, as of 11:59 p.m. on the day immediately preceding the Effective Date, from all claims under the Lease with respect to the Additional Leased Premises “C”, subject however, to any adjustments with respect to any Rent or other charges payable pursuant to the Lease relating to the Additional Leased Premises “C” and save and except for any default by the Tenant under the Lease in respect of the Additional Leased Premises “C” existing on the Effective Dates.

4. The Term of the Lease with respect to the New Additional Leased Premises shall be three (3) years and eight (8) months, commencing on July 1, 2002 and ending February 28, 2006 in accordance with the terms and conditions of the Lease except as otherwise expressly modified by this Agreement.

5. The Landlord hereby demises and leases the New Additional Leased Premises “C” to the Tenant and the Tenant hereby leases the New Additional Leased Premises “C” from the Landlord for a period commencing on the Effective Date and ending on February 28, 2006, upon the same terms and conditions as are contained in the Lease, except as otherwise expressly modified by this Agreement.

6. The Tenant acknowledges and agrees that it is accepting possession of the New Additional Leased Premises “C” in an “as is” condition as of the Effective Date and that the Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the New Additional Leased Premises “C”.

All further renovations, alterations or improvements in or to the New Additional Leased Premises “C” are the sole responsibility of the Tenant and shall be undertaken or completed at the Tenant’s expense and strictly in accordance with the provisions of the Lease.

Any fixturing period or requirement on the Landlord’s part set out in the Lease to pay to the Tenant any construction allowance, inducement, loan or other amount in connection with the Lease or improvements installed in the Leased Premises shall not apply to the New Additional Leased Premises “C” except as follows:

Landlord shall pay all costs to replicate the Leasehold Improvements in the New Additional Leased Premises X”, and the Landlord will reimburse the Tenant those reasonable costs associated with the move, including moving and packing, and relocation, disconnecting and reconnecting telephone and computer system upon proof of paid invoices therefor.

With fifteen (15) days of execution of this Agreement, the Landlord shall submit plans and specifications (the “Landlord’s Plans”) for the construction of the New Additional Leased Premises “C”. Landlord’s Plans shall be subject to the written approval of Tenant acting reasonably. Tenant shall notify Landlord of its approval of Landlord’s Plans or specific changes within five (5) business days of the date Tenant received Landlord’s Plans and Landlord shall then prepare and submit to Tenant within five (5) days next following revised Landlord’s Plans satisfactory to Tenant.

7. From and after the Effective Date, the Lease is amended (with all references in the Lease to “Additional Leased Premises “C”” being deemed after the Effective Date to be the “New Additional Leased Premises “C””) to give effect to the following:

(a) The gross leasable area of the New Additional Leased Premises “C” is one thousand, five hundred and five (1,505) square feet.

(b) The Base Rent for the Original Leased Premises, Additional Leased Premises “B” and Additional Leased Premises “D” shall be as set out in the Lease.

(c) The Base Rent for New Additional Leased Premises “C” shall be as follows:

“During the period commencing July 1, 2002 until February 28, 2006, the Tenant shall pay to the Landlord in lawful money of Canada, without any deduction, abatement or setoff whatsoever, an annual Base Rent for New Additional Leased Premises “C” of TWENTY-ONE THOUSAND AND SEVENTY DOLLARS ($21,070.00) being FOURTEEN DOLLARS ($14.00) per square foot of the gross leasable area of the New Additional Leased Premises “C” being one thousand, five hundred and five (1,505) square feet, payable in equal consecutive monthly installments of ONE THOUSAND, SEVEN HUNDRED AND FIFTY-FIVE DOLLARS AND EIGHTY-THREE CENTS ($1,755.83) on the first day of each and every month during the Term for New Additional Lease Premises “C”;

(d) Section 10.02 “Tenant’s Right to Terminate” shall not be applicable to New Additional Leased Premises “C”.

(e) Schedule “A-2” attached hereto shall be substituted for Schedule “A-2” currently attached to the Lease.

8. The Tenant represents and warrants that it has the right, full power and authority to agree to amend the Lease as provided in this Agreement

9. The parties confirm that the Lease is in full force and effect, as modified by this Agreement. All terms and expressions when used in this Agreement have the same meaning as they have in the Lease, unless contrary intention is expressed in this Agreement.

10. The Tenant acknowledges and agrees that it is in possession of the Leased Premises, that there are no uncured defaults by the Landlord and that the Landlord has performed all of its obligations as set out in the Lease.

11. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, permitted successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF the parties hereto have hereunto caused to be affixed their corporate seals under the hands of their proper officers duly authorized in that behalf.

Executed by Landlord this 9th day of July, 2002.

LEAD SKY ENTERPRISES LIMITED

Per:	/s/ Razali Embong

I/We have the authority to bind the corporation

Executed by Tenant this 27th day of June, 2002.

COGENCY SEMICONDUCTOR INC.

Per:	/s/

I/We have the authority to bind the corporation

SCHEDULE “A-2”

SUSAN FRIEDRICH ARCHITECT

144/146 Front Street West
Toronto, Ontario

Area Calculations

A7

CONSENT TO ASSIGNMENT

THIS AGREEMENT made as of the 21 day of January, 2004

BETWEEN:

LEAD SKY ENTERPRISES LIMITED, a corporation

incorporated under the laws of the Province of Ontario

                                (hereinafter called the “Landlord”)

                                OF THE FIRST PART

                                and

COGENCY SEMICONDUCTOR INC., a corporation

existing under the laws of the Province of Ontario

                                (hereinafter called the “Assignor”)

                                OF THE SECOND PART

                                and

INTELLON CANADA INC., a corporation

incorporated under the laws of the Province of Ontario

                                (hereinafter called the “Assignee”)

                                OF THE THIRD PART

                                and

INTELLON CORPORATION, a corporation

incorporated under the laws of the State of Delaware

                                (hereinafter called the “Indemnitor”)

                                OF THE FOURTH PART

WHEREAS:

1. The Assignor leases from the Landlord certain premises consisting of 6,198 square feet of leaseable area in the building known municipally as 144-146 Front Street West, Toronto, Ontario and known as Suites 600 and 620 (the “Premises”) for a term ending on February 28,2006 (the “Term”) on the terms and conditions as set out in the Office Lease dated May 17,1998 between the Landlord and the Assignor, as amended by Agreements dated May 1,2000, November 28,2000, two (2) dated October 19, 2001, November 15, 2001 and May 16, 2002 (collectively hereinafter referred to as the “Lease”).

2. The Assignor has requested the Landlord to consent to the assignment (the “Assignment”) of the unexpired residue of the Term of the Lease from the 31st day of January, 2004 (the “Effective Date”).

3. The Lease contains in Section 4.18 a prohibition against Assignment of the Term without the prior consent in writing of the Landlord which consent the Landlord has agreed to give subject to the execution and delivery of this Consent to Assignment Agreement.

NOW THEREFORE in consideration of the sum of ONE DOLLAR ($1 00) now paid by the Landlord to the Indemnitor and in consideration of its consent and in consideration of good and valuable other consideration (the receipt and sufficiency of which is hereby respectively acknowledged by each of the parties hereto), the parties hereto agree as follows’

1. Subject to the terms of this Consent to Assignment Agreement the Landlord hereby consents to the Assignment of the Lease to the Assignee as of the Effective Date.

2. This consent by the Landlord is without prejudice to the Landlord’s rights under the Lease and at law and shall not be deemed to authorize any further or other assignment of the Lease or the subletting or parting with or sharing possession of all or any part of the Premises.

3. The Assignee covenants and agrees that the Assignee together with the Assignor shall be jointly and severally bound by all of the provisions of the Lease and liable to pay to the Landlord all sums of any kind whatsoever and perform all obligations of any kind whatsoever which the tenant is obliged to pay or perform under the Lease or otherwise in respect of the Premises throughout the Term and any renewal or extension thereof, including, without limitation, any charges billed after the dates hereof which relate to amounts payable in respect of the Premises pursuant to the Lease or otherwise at the date hereof which either had not yet been billed to the tenant or had been billed to the tenant on an estimated basis subject to adjustment in accordance with the provisions of the Lease.

4. The Assignor covenants and agrees with the Landlord that:

(i) It is not hereby released from the performance of any of its obligations pursuant to the Lease and it remains liable, jointly and severally with the Assignee, for all of the obligations of the Assignor as tenant under the Lease notwithstanding the Assignment or any further or other subletting or parting with or sharing possession of all or any part of the Premises, the Assignor hereby agreeing that its obligations pursuant to the Lease and this Agreement shall extend throughout the Term and any renewal and extension thereof; and

(ii) Its liability hereunder and under the Lease shall not be released, discharged, mitigated, impaired or affected by any loss of or in respect of any security received or intended to be received by the Landlord from the Assignee or from any other person, firm or corporation whether or not occasioned of contributed to, by or through the act, omission, default or neglect of the Landlord.

5. The Assignor and the Assignee agree to be jointly and severally responsible for and to promptly pay the sum of Five Hundred Dollars ($500.00) plus GST in payment of the legal costs incurred by the Landlord with respect to this consent and the preparation of this Agreement. This amount is in addition to the documentation fee of Five Hundred Dollars ($500.00) already received by the Landlord from the Assignor.

6. In consideration for the granting of this consent to the Assignment the Indemnitor, jointly and severally covenant with the Landlord that the Assignee shall at all times pay the rent and additional rent reserved by the Lease and all other payments therein and herein covenanted to be paid by the Assignee at the times and in the manner provided in the Lease and shall observe and perform the covenants, conditions and agreements on the part of the tenant therein and herein and that the Indemnitor shall make good to the Landlord all losses, costs and expenses sustained by the Landlord through default of the Assignee under the Lease.

The Indemnitor shall be liable as a primary debtor and not as a surety for the indebtedness of the Assignee to the Landlord pursuant to the Lease and this Agreement.

The Indemnitor shall not be released nor shall the liability of the Indemnitor under this Agreement be limited or lessened by any variation or departure from the provisions of the Lease and this Agreement, by any extension of time, indulgences or modifications which the Landlord extends to or makes with the Assignee in respect of the Lease and this Agreement, by any waiver by or failure of the Landlord to enforce any of the terms of the Lease, by any amendment of the Lease, by any discharge or release of the obligations of the Assignee or any other interested person, by the release or discharge of the Assignee in any receivership, bankruptcy, winding up or other creditors’ proceedings or by the operation of law, or by the termination or threatened termination of the Lease by the Landlord.

The Landlord shall not be required to proceed against the Assignee or pursue any other rights or remedies against the Assignee or any other person with respect to the Lease or exhaust its recourse against the Assignee before becoming entitled to proceed against the Indemnitor pursuant to this Agreement.

Notices of non-payment and non-performance on the part of the Assignee or any other persons, notices of the amount of indebtedness outstanding at any time and from time to time, protests, demands and prosecution of collection shall be provided to the Indemnitor.

7. Any notice, request or demand provided for or given under this Agreement or under the Lease shall be in writing and shall be served in the manner specified in the Lease. The addresses for service of notice by registered mail shall be:

To the Landlord:

144 Front Street West

Suite 430

Toronto, Ontario M5J 2L7

Attention: Property Manager

Fax No: 416-593-1103

To the Assignee:

144 Front Street West

Suite 600

Toronto, Ontario M5J2L7

Attention: Chief Executive Officer

Fax No: 416-217-0256

To the Assignor:

144 Front Street West

Suite 600

Toronto, Ontario M5J 2L7

Attention: Chief Executive Officer

Fax No: 416-217-0256

To the Indemnitor:

5100 West Silver Springs Boulevard

Ocala, Florida 34482

USA

Attention: Chief Executive Officer

Fax: 352-237-7616

8. The Assignee acknowledges that it has received a copy of the Lease and is familiar with the terms, covenants and conditions contained therein.

9. The parties hereto acknowledge and confirm that the Lease is in full force and effect, unmodified except in accordance with this Agreement.

10. If any of the parties hereto consist of two or more person, this Agreement shall be read with all appropriate grammatical changes and the obligations of such party hereunder shall be joint and several.

11. This Agreement shall be binding upon and, to the extent expressly permitted pursuant to the Lease, shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and other legal representatives.

IN WITNESS WHEREOF the parties have executed this Agreement.

LEAD SKY ENTERPRISES LIMITED
Per.

/S/ RAZALI EMBONG
Name: Razali Embong
Title: General Manager
I have authority to bind the Corporation.

COGENCY, SEMICONDUCTOR INC.
Per:

/S/ COLIN MARTIN
Name: Colin Martin
Title: CFO
I have authority to bind the Corporation.

INTELLON CANADA INC.
Per:

/S/ CHARLES E. HARRIS
Name:
Title:
I have authority to bind the Corporation.

INTELLON CORPORATION
Per:

/S/ CHARLES E. HARRIS
Name:
Title:
I have authority to bind the Corporation.

LEASE EXTENSION AGREEMENT

This Agreement made as of the 11th day of January, 2006

BETWEEN:

LEAD SKY ENTERPRISES LTD. (the “Landlord”)

-and-

INTELLON CANADA INC. (the “Tenant”)

-and-

INTELLON CORPORATION (the “Indemnitor”)

WHEREAS

A. The Tenant leases from the Landlord certain premises known as Suites 475, 600 and 620 (the “Premises”) in the building known municipally as 144-146 Front Street West, Toronto, Ontario pursuant to:

(a) a lease dated the 17th day of March, 1998 entered into by the Landlord with Cogency Technology Incorporation (the “Original Lease”);

(b) agreements amending the Original Lease dated May 1, 2000, November 28, 2000, two dated October 19, 2001, November 15, 2001 and May 16, 2002, all as assigned by Cogency Semiconductor Inc. (formerly Cogency Technology Inc.) to the Tenant and consented to by the Landlord; and

(c) as further amended by a Lease Amending Agreement dated August 10, 2004 (the Original Lease as amended and assigned being hereinafter referred to as the “Existing Lease”).

B. The term of the Existing Lease (the “Existing Term”) expires on February 28, 2006 and the Landlord and the Tenant have agreed to an extension of the Existing Term for a two year period from March 1, 2006 to February 29, 2008 subject to the terms and conditions as herein set out.

WITNESSETH that in consideration of other good and valuable consideration and the sum of Ten Dollars ($10.00) now paid by each party to the other and the mutual covenants and agreements herein contained (the receipt and adequacy of which consideration is hereby acknowledged by each of the parties hereto), the Landlord and Tenant agree as follows:

1.	Extended Term: The Existing Term shall be and is hereby extended for a period of two (2) years from the 1st day of March, 2006 and expiring on February 29, 2008, unless terminated earlier pursuant to the provisions of the Lease (the “Extended Term”).

2.	Defined Terms: All capitalized terms used in this Agreement and not expressly defined in this Agreement shall have the same meanings as are ascribed to such terms in the Existing Lease. The term “Lease” where used in this Agreement shall mean the Existing Lease as modified by this Agreement.

3.	Base Rent: The Base Rent for the Premises during the Extended Term shall be the sum of Ninety Seven Thousand, Seven Hundred and Seventy Nine Dollars and Seventy-Five Cents ($97,779.75) per annum, calculated on the basis of Twelve Dollars and Seventy-Five Cents ($12.75) per square foot of the gross leaseable area of the Premises per annum. Such Base Rent is to be payable in equal consecutive monthly installments of Eight Thousand, One Hundred and Forty-Eight — 31/100 Dollars ($8,148.31) on the first day of each and every month, with the first of such payments coming due and being payable on March 1, 2006.

4.	Additional Rent: The Landlord represents that the total Additional Rent with respect to the Additional Rent payable pursuant to subsections 3(2) and 3(5) of the Original Lease for the 2006 calendar year is estimated to be Fourteen Dollars — 39/100 ($14.39) per square foot of the gross leaseable area of the Premises. It is understood that this estimate by the Landlord is a bona fide estimate but that is not intended by the parties to be relied upon by the Tenant and is not binding and does not impose liabilities on the Landlord or affect the Tenant’s obligations under the Lease.

5.	GST: The Tenant covenants with the Landlord to pay all Goods and Services Tax that is exigible in respect of the rent payable under the Lease.

6.	Condition of Premises: All work required or desired to be done in respect of the Premises shall be carried out by the Tenant (the “Tenant’s Work”) in accordance with the provisions of the Lease including obtaining the prior written approval of the Landlord. The Tenant agrees that it is accepting the Premises in an as is/where is condition and the Landlord will not be obligated to carry out any work at or in respect of the Premises.

7.	Existing Lease to Continue: The Landlord and the Tenant hereby covenant that they shall perform and observe the covenants, provisos and stipulations in the Existing Lease, as amended by this Agreement as if such covenants, provisos and stipulations had been repeated in this Agreement in full with such modification only as are necessary to make them applicable to the Extended Term.

8.	Existing Indemnity to Continue: The Indemnifier consents to the extension of the Existing Term as provided for herein and agrees that it shall be jointly and severally liable with the Tenant under its covenant as set out in paragraph 6 of the Consent to Assignment dated January 21, 2004, notwithstanding the extension of the Existing Term. The Indemnifier acknowledges and agrees that its indemnity in favour of the Landlord shall continue to apply throughout the Extended Term.

9.	Continuation of the Existing Lease Terms: The parties hereto confirm that the Existing Lease is in full force and effect and hereby covenant that they shall perform and observe the respective covenants, provisos and stipulations in the Existing Lease as modified by this Agreement as if such covenants, provisos and stipulations had been repeated in this Agreement in full.

10.	Successors and Assigns: This Agreement shall enure to the benefit of and be binding upon the parties hereto and there respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first written above.

LEAD SKY ENTERPRISES LIMITED
Per:

/s/ Razali Embong
Razali Embong — General Manager
I have authority to bind the corporation

INTELLON CANADA INC.
Per:

/s/ Charles Harris
Chairman and CEO
I have authority to bind the corporation

INTELLON CORPORATION
Per:

/s/ Charles Harris
Chairman and CEO
I have authority to bind the corporation